As filed with the Securities and Exchange Commission on December 2, 2025

Registration No. 333-291443

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REED’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	2086	35-2177773
(State or Other Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

501 Merritt 7 PH

Norwalk, Connecticut 06851

Tel: (800) 997-3337

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cyril A. Wallace, Jr.

Chief Executive Officer

501 Merritt 7 Corporate Park

Norwalk, Connecticut 06851

Tel: (800) 997-3337

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Yvan-Claude Pierre Courtney M.W. Tygesson Cooley LLP 55 Hudson Yards New York, NY 10001 Tel: (212) 479-6000	Faith L. Charles Thompson Hine LLP 300 Madison Avenue, 27th Floor New York, New York 10017 Tel: (212) 908-3905

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION,	DATED DECEMBER 2, 2025

1,582,280 Shares of

Common Stock

Warrants to Purchase up to 1,582,280 Shares of Common Stock

We are offering 1,582,280 shares of our common stock and warrants to purchase up to an aggregate of 1,582,280 shares of our common stock. This prospectus also relates to the offering of the shares of our common stock issuable upon the exercise of such warrants.

The shares of common stock and the accompanying warrants can only be purchased together in this offering, but will be issued separately and will be immediately separable upon issuance. Each purchaser of one share of our common stock will receive one warrant per share of common stock purchased thereby. Each warrant may be exercised for one share of our common stock. The warrants will be immediately exercisable at an exercise price of $         and will expire five years from the date of issuance, subject to certain limitations described herein.

Our common stock is quoted on the OTCQX Best Market under the symbol “REED.” On December 1, 2025, the last reported sale price for our common stock on the OTCQX Best Market was $6.32 per share. We have applied to list our shares of common stock for trading on the New York Stock Exchange American, LLC (the “NYSE American”) under the symbol “REED.” At this time, the NYSE American has not yet approved our application to list our common stock. There is no assurance that such application will be approved, which approval is a condition to this offering. No assurance can be given that the trading prices of our common stock on the OTCQX Best Market will be indicative of the prices of our common stock if our common stock were traded on the NYSE American. Currently, there is no public market for the warrants offered hereunder. In addition, we do not intend to apply for a listing of the warrants on the NYSE American or any other national securities exchange or nationally recognized trading system.

The actual number of securities, and the combined offering price per share of common stock and accompanying warrant, and the exercise price for the accompanying warrants will be as determined between us and the underwriters at the time of pricing, and may be at a discount to the current market price of our common stock. Therefore, the recent market prices used throughout this prospectus may not be indicative of the actual public offering price of the shares of common stock and accompanying warrants offered hereunder.

On October 31, 2025, we effected a 1-for-6 reverse stock split of our common stock (the “Reverse Stock Split”). The conversion or exercise prices of our issued and outstanding preferred stock, stock options and warrants have been adjusted accordingly. All information presented in this prospectus, including our financial statements and the notes thereto, have been adjusted to account for the Reverse Stock Split, and unless otherwise indicated, all such amounts and corresponding conversion price or exercise price data set forth in this prospectus have been adjusted to give effect to the Reverse Stock Split.

We are a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to do so in future filings. See the section titled “Prospectus Summary—Implications of Being a Smaller Reporting Company.” In addition, if our application is approved by the NYSE American, we will be a “controlled company” within the meaning of the applicable rules of the NYSE American. While we are not relying on any exemptions at this time, as a “controlled company,” we are permitted to rely on, and may elect to utilize, one or more of the exemptions from certain corporate governance standards of the NYSE American.

Investing in our securities involves risks. See the section titled “Risk Factors” beginning on page 12 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any other regulatory body have approved or disapproved these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE AND ACCOMPANYING WARRANT	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds, Before Expenses, to Reed’s, Inc.(2)	$	$

(1)	See the section titled “Underwriting” for additional information regarding underwriting compensation.
(2)	Does not include the proceeds from the exercise of the warrants in cash, if any.

The underwriters are offering the shares and accompanying warrants on a firm commitment basis. Delivery of the shares of common stock and accompanying warrants is expected to be made on or about               , 2025.

We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional 237,342 shares of common stock and accompanying warrants to purchase up to an aggregate of 237,342 shares of common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $805,001 and the total proceeds to us, before expenses, will be $10,695,010.

Sole Book-Running Manager

A.G.P.

Co-Manager

Roberts & Ryan

Prospectus dated                           , 2025

We have not, and the underwriters have not, authorized anyone to provide you with information other than in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for and cannot provide any assurance as to the reliability of any other information others may give you. We are not, and the underwriters are not, making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including the information incorporated by reference herein. You should carefully consider, among other things, the section titled “Risk Factors” included elsewhere in this prospectus and the risk factors incorporated by reference herein, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference herein. Some of the statements in this summary constitute forward-looking statements; see the section titled “Special Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, the terms the “Company,” “Reed’s,” “we,” “us,” “our,” and similar references in this prospectus refer to Reed’s, Inc. and its consolidated subsidiaries.

Overview

We are a branded beverage company offering a portfolio of natural, premium, and functional beverages under the Reed’s and Virgil’s brands. Our products are sold in over 32,000 outlets across the United States and in select international markets. We compete within the approximately $45 billion U.S. carbonated soft drink (“CSD”) market by providing alternatives that we believe are better-for-you, with a focus on real ginger, clean-label ingredients, and functional formulations.

We operate an asset-light business model that relies on a network of independent co-packers and distributors. We believe this structure allows us to scale production efficiently, expand distribution, and introduce innovation without significant capital expenditures. We further believe this model positions us to respond quickly to consumer demand shifts and to enter new categories and geographies in a cost-efficient manner.

We have 50 products that are sold throughout the United States, Canada, the United Kingdom, South Africa, the Caribbean, the European Union, and the Asia-Pacific region. We produce our products through a network of seven independent manufacturers and distribute our products through five independent distribution centers.

Industry Overview

The U.S. CSD market grew approximately 6% in 2024, with the ginger ale segment increasing approximately 9% to reach $2.1 billion. Functional and “modern soda” products are expanding at double-digit rates, led by consumer demand for beverages with natural ingredients, lower sugar, and added functional benefits. We believe these trends create favorable conditions for our brand portfolio, which is aligned with the following macro-consumer drivers:

●	Growing consumer recognition of ginger as a wellness ingredient

●	Reduced sugar consumption

●	Clean label and natural ingredient demand

●	Premiumization, with consumers trading up to higher quality beverages

●	Non-alcoholic alternatives with bold flavors

Brand Portfolio

We make our hand-crafted beverages with only premium, natural ingredients. Our products are free of genetically modified organisms (“GMOs”) and artificial preservatives. Over the years, Reed’s has developed several product offerings. In 2019, we streamlined our focus to our core categories of Reed’s Ginger Beverages and Virgil’s Craft Sodas. In April 2020, we launched our new line of Reed’s Real Ginger Ales, in both Full Sugar and Zero Sugar varieties, made with fresh organic ginger. In 2021, we entered the alcohol space with the launch of our RTD Classic Mule that is 7% alcohol by volume (“ABV”) with Zero Sugar and Hard Ginger Ale which is 5% ABV and Zero Sugar. In April 2025, we launched a new multi-functional soda line that is formulated with organic ingredients.

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Reed’s Craft Ginger Beer

Reed’s Craft Ginger Beer is set apart from other ginger beers by its proprietary process of pressing fresh ginger root, its exclusive use of natural ingredients, and its authentic Jamaican-inspired recipe. We do not use artificial preservatives, artificial flavors, or colors, and Reed’s Ginger Beer is certified kosher. We offer different levels of fresh ginger content, ranging from our lightest-spiced Original, to our medium-spiced Extra, and finally to our spiciest Strongest. We also offer three sweetener options: one with cane sugar, and fruit juices; one with honey and pineapple juice; and another without sugar (Zero Sugar) made from an innovative blend of natural sweeteners.

As of September 30, 2025, the Reed’s Craft Ginger Beer line included five major varieties with a mix of bottles and cans:

Reed’s Original Ginger Beer – Our first to market product uses a Jamaican-inspired recipe that calls for fresh ginger root, lemon and lime, juice, honey and pineapple flavors, raw cane sugar, herbs and spices.

Reed’s Premium Ginger Beer – Our Original Ginger Beer sweetened with honey and pineapple juice. (No cane sugar added.)

Reed’s Extra Ginger Beer – Contains 50% more fresh ginger than Reed’s Original recipe for extra spice.

Reed’s Strongest Ginger Beer – Contains 125% more fresh ginger than Reed’s Original for the strongest spice.

Reed’s Zero Sugar Extra Ginger Beer – Launched in 2019, it uses a proprietary natural sweetening system for a zero-calorie version of our Reed’s Extra Ginger Beer.

Reed’s Real Ginger Ale

Reed’s Real Ginger Ale is unique for the category because it combines real fresh ginger with the classic, refreshing taste that consumers love. It contains nothing artificial and is non-GMO project verified. We offer two sweetener options: one with cane sugar and the other with our zero-calorie proprietary natural sweetening system.

Reed’s Real Ginger Ale – Launched in April 2020 in standard and sleek 12-ounce cans. It is the only mass market ginger ale made with organic fresh ginger.

Reed’s Zero Sugar Real Ginger Ale –Launched in April 2020 in standard and slim cans. It uses a proprietary sweetening system to match the great taste of the cane sugar version in a zero-calorie drink.

Reed’s Real Cranberry Ginger Ale – This seasonal product launched in the fall of 2021 and is a delicious holiday offering available September through December.

Reed’s Harvest Spiced Apple Cider – This seasonal product launched in the fall of 2022 and is a delicious holiday offering available September through December.

Reed’s Real Blackberry Ginger Ale - This seasonal product launched in the fall of 2024 and is a delicious holiday offering available September through December.

Reed’s Ready to Drink

Reed’s Zero Sugar Classic Mule – Launched in 2020 and currently sold in 14 states, Reed’s first-ever alcoholic offering is packed with REAL, fresh ginger root and made through a unique handcrafted brewing and fermentation process. It contains 7% ABV, and a light-spice flavor profile with no artificial colors, gluten, GMOs or caffeine. It is the ultimate mule, made with fresh ginger root, to be enjoyed anytime, anywhere.

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Reed’s Zero Sugar Hard Ginger Ale – Launched in late 2022, our line of light refreshing hard ginger ales are available in four flavors: Mango, Cherry Lime, Strawberry Watermelon and Pineapple Coconut. They contain 5% ABV, 100 calories and zero carbohydrates and have no added sugar, artificial colors, gluten, GMOs or caffeine. They are made with fresh ginger root, to be enjoyed anytime, anywhere.

Reed’s Functional Soda

In April 2025, we launched a new multi-functional soda line. This innovative lineup is formulated with organic ginger, complex adaptogen mushroom extracts, and prebiotic fiber. Each serving contains only 5 grams of sugar, approximately 30 to 45 calories, 500 mg of adaptogens, and 2,000 to 5,000 mg of organic ginger. The flavor profile includes Berry Bubbly, Strawberry Vanilla, Lemongrass Ginger, and Root Beer. These beverages cater to the rising demand for health-conscious, functional refreshment options and position us at the forefront of the evolving beverage market. As of the date of this prospectus, we have secured approximately 9,000 points of distribution.

Virgil’s Handcrafted Soda

Virgil’s is a premium handcrafted soda that uses only natural ingredients to create bold renditions of classic flavors. We don’t use any artificial preservatives, any artificial colors, or any GMO-sourced ingredients, and our Virgil’s line is certified kosher.

The Virgil’s line includes the following products:

Handcrafted Line: Virgil’s first Handcrafted soda was launched in 1994. It began as one man’s passion to create the finest root beer ever produced and has since won numerous awards. Virgil’s difference is using natural ingredients to craft bold, classic soda flavors. Virgil’s Handcrafted line includes Root Beer, Cola, Vanilla Cream, Black Cherry, and Orange Cream.

Zero Sugar Line: Virgil’s launched a new line of Zero Sugar, Zero Calorie craft sodas in 2019. Each Zero Sugar soda is sweetened with a proprietary blend of natural sweeteners with no added sugars and is certified Keto. This natural line of Zero Sugar flavors includes Root Beer, Cola, Vanilla Cream, Black Cherry, and Orange Cream.

Flying Cauldron Soda

Flying Cauldron is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs. Flying Cauldron is available in 4-packs, single 12 oz bottles, and 16 oz swing-lid bottles.

We believe our portfolio enables us to compete across multiple high-growth subcategories of the broader CSD market.

Scalable Operating Model

All of Reed’s products are manufactured through independent co-packers. They brew, blend, bottle, and package our products and charge us a fee, generally by the case, for the products produced. We have relationships with one co-packer in Pennsylvania, three in California, one in Washington, one in New York, and one in North Carolina. We believe this model provides:

●	Scalability. The ability to ramp production quickly without significant capital investment

●	Flexibility. The ability to shift production among multiple facilities to manage demand, reduce freight costs, and mitigate supply chain risks

●	Efficiency. The ability to drive down per-unit costs by introducing freight-friendly packaging, including a shift from glass bottles to aluminum cans.

In 2019, we entered into a strategic partnership with a leading national logistics provider to manage freight and warehousing. We believe this partnership enhances efficiency and cost control across our supply chain.

Sales and Marketing

We have an experienced and geographically diverse sales force promoting our products, with senior sales representatives strategically placed in multiple regions across the country, supported by local Reed’s sales staff. Additionally, we have sales managers handling national accounts for natural, specialty, grocery, mass, club, drug, liquor, convenience and on-premise channels. Our sales managers are responsible for all activities related to the sales, distribution, and marketing of our brands to our entire retail partner and distributor network in North America and in international markets. We not only employ an internal sales force but have partnered with independent sales brokers and outside representatives to promote our products in specific channels and key targeted accounts.

We sell to well-known popular natural food and gourmet retailers, large grocery store chains, mass merchants, club stores, convenience and drug stores, liquor stores, industrial cafeterias (corporate feeders), and to on-premises bars and restaurants nationwide and in some international markets. We also sell our products and promotional merchandise directly to consumers via the Internet through our Company website www.drinkreeds.com, Amazon, and third party e-commerce retailers.

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Some of our representative key customers include:

●	Natural stores: Whole Foods Market, Sprouts, Natural Grocers by Vitamin Cottage, Fresh Thyme, NCG, and INFRA.

●	Gourmet & specialty stores: Trader Joe’s, Erewhon, Gelson’s, Harmon’s, Bristol Farms, The Fresh Market, Woodman’s, Cost Plus World Market, and Cracker Barrel.

●	Grocery and mass chains: Kroger (and all Kroger banners), Albertson’s/Safeway, Publix, Food Lion, Stop & Shop, H.E.B., Wegmans, Walmart, Raley’s, Savemart, Ingles, Harris Teeter, Hannaford, SEG/Winn Dixie, Giant, Spartan Nash, Food Land, Lowes, Smart and Final, Winco, Bashes, Haggen, AFS, Market Basket, Meijer, Cub, and HyVee.

●	Club stores: Costco

●	Liquor stores: BevMo!, ABC, and Total Wine and More.

●	Convenience & drug stores: Duane Reade.

Distribution Network

Our products are brought to market through an extremely flexible and fluid hybrid distribution model, which is a mix of direct-store-delivery, customer warehouse, and distributor networks. The distribution system used depends on customer needs, product characteristics, and local trade practices.

Our product reaches the market in the following ways:

Direct to Natural & Specialty Wholesale Distributors

Our natural and specialty distributor partners operate a distribution network delivering thousands of SKUs of natural and gourmet products to thousands of small, independent, natural retail outlets around the U.S., along with national chain customers, both conventional and natural. This system of distribution allows our brands far reaching access to some of the most remote parts of North America. During the past year we have expanded and will continue to expand in this distribution network.

Direct to Store Distribution (“DSD”) Through Non-Alcoholic and Alcoholic Beverage Distributor Network

Our independent distributor partners operate DSD systems which deliver primarily beverages, foods, and snacks directly to retail stores where the products are merchandised by their route sales and field sales employees. DSD enables us to merchandise with maximum visibility and appeal. DSD is especially well-suited to products frequently restocked and responds to in-store promotion and merchandising. We are primarily focused on expanding our DSD network on a national basis.

Direct to Store Warehouse Distribution

Some of our products are delivered from our co-packers and warehouses directly to customer warehouses. Some retailers mandate we deliver directly to them, as it is more cost effective and allows them to pass savings along to their customers. Other retailers may not mandate direct delivery, but they recommend and prefer it as they have the capability to self-distribute and can realize significant savings with direct delivery.

Wholesale Distribution

We utilize a network of five independent distribution and consolidation centers across the United States to store and distribute our products. Our Wholesale Distributor network handles the wholesale shipments of our products. These distributors have a warehouse and distribution center, and ship Reed’s and Virgil’s products directly to the retailer (or to customers who opt for drop shipping).

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International Expansion

We believe international markets represent a significant long-term growth opportunity. In 2025, we established Reed’s (Asia) Limited, with subsidiaries in Hong Kong, Japan, China and Singapore as part of our strategy to build a local presence in the Asia-Pacific region. We expect continued investment in our Asia-Pacific growth initiative.

Our international strategy emphasizes local co-packing arrangements and concentrate models, which we believe allow us to reduce freight costs and scale efficiently in markets where ginger is already a culturally relevant and widely consumed ingredient.

Growth Strategy

We intend to grow our business through the following strategic priorities:

●	Expand Distribution and Market Penetration. We intend to broaden retail coverage across mass, club, convenience, and liquor channels, and to expand our national DSD network to improve visibility and execution at the store level.

●	Drive International Expansion. We plan to leverage our newly formed Asia-Pacific subsidiaries and our existing international customer relationships to expand further into international markets. We believe these regions provide natural alignment with our ginger-based portfolio.

●	Enhance Operational Efficiency and Reduce Costs. We continue to transition packaging to aluminum cans, diversify our co-packer network, and utilize consolidated freight and logistics services. We believe these initiatives will lower unit costs, improve gross margin potential, and reduce exposure to supply chain disruption.

●	Leverage Innovation in Functional and Better-for-You Beverages. We intend to expand our functional soda line with new SKUs and flavors and continue to introduce beverages that align with consumer trends favoring natural, low-sugar, and premium alternatives.

Recent Developments

Reverse Stock Split

Effective at 5:00 p.m. Eastern Time on October 31, 2025, we effected a 1-for-6 reverse stock split (the “Reverse Stock Split”) of our common stock pursuant to a certificate of amendment (the “Certificate of Amendment”) to our certificate of incorporation (as amended, the “Certificate”), filed with the Secretary of State of the State of Delaware on October 28, 2025. The Reverse Stock Split reduced the number of shares issued and outstanding, as well as the number of shares subject to then-outstanding warrants and the exercise price thereof, and the number of shares available for future issuance under the Company’s equity plans, the number of shares subject to such awards and purchase rights and the exercise and purchase price of, and other terms and conditions relating to, such awards and purchase rights. The conversion terms of the Series A Convertible Preferred Stock (“Preferred Stock”) have also been adjusted automatically such that each share of Preferred Stock will be convertible into the number of shares of common stock that would have been issuable if all of the outstanding shares of Preferred Stock were converted into common stock immediately prior to the Reverse Stock Split. No fractional shares were distributed as a result of the Reverse Stock Split, and stockholders were entitled to a cash payment in lieu of fractional shares. The Reverse Stock Split did not affect the par value or total number of authorized shares of common stock. The share and per share amounts included in this prospectus have been adjusted to account for the Reverse Stock Split.

Our common stock began trading on a split-adjusted basis on the OTCQX Best Market on November 3, 2025. The trading symbol for our common stock remained “REED” after the Reverse Stock Split. Our common stock was assigned a new CUSIP number (758338404) following the Reverse Stock Split.

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Risk Factor Summary

Investing in our common stock involves significant risks. You should carefully consider the risks described in the section titled “Risk Factors” included elsewhere in this prospectus and in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, both of which reports are incorporated by reference herein, before making a decision to invest in our common stock. If we are unable to successfully address these risks and challenges, our business, financial condition, results of operations, or prospects could be materially and adversely affected. In such case, the trading price of our common stock would likely decline, and you may lose all or part of your investment. Below is a summary of some of the risks we face.

Risks Related to This Offering

●	Our quarterly and annual operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts or any guidance we may publicly provide, each of which may cause our stock price to fluctuate or decline.
●	The market price of our common stock has been and may continue to be volatile or may decline regardless of our operating performance, which could result in substantial losses for investors purchasing shares in this offering.
●	Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.
●	If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares. You will experience further dilution if we issue additional equity securities in the future.
●	Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
●	We have broad discretion in the use of our cash and cash equivalents, including how we use the net proceeds of this offering, and may not use them effectively, which could affect our results of operations and cause our stock price to decline.

Risks Related to Our Capital Structure

●	There is currently a limited public market for our common stock, a trading market for our common stock may never develop, and our common stock prices may be volatile and could decline substantially.
●	Even if the Reverse Stock Split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of NYSE American.
●	The Reverse Stock Split may decrease the liquidity of the shares of our common stock.

Risks Related to Our Business and Industry

●	We have incurred and may continue to incur losses, and we may be unable to achieve or maintain profitability.
●	Our current indebtedness contains, and any future indebtedness may contain, restrictions on our business. If we are unable to secure additional financing on favorable terms, or at all, when we require it, our ability to continue to grow our business or react to market conditions could be impaired and in turn adversely affect our financial position and results of operations.

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●	Demand for our products can fluctuate significantly and our management’s estimates of future product demand may be inaccurate, particularly with new products. Further, we may be subject to a variety of other factors that impact timely production and shipment of our products. Our business and results of operations are impacted by product shortages as well as product surplus.
●	We may experience a reduced demand for some of our products due to health concerns (including obesity) and legislative initiatives against sweetened beverages.
●	Supply chain challenges have impacted our ability to respond effectively or in a timely manner to increases in demand for our products and have adversely impacted our business. Supply chain constraints could cause a disruption in our ability to obtain raw materials required to manufacture our products and adversely affect our operations and financial performance.
●	Damage to our reputation or brand image can adversely affect our business.
●	Any inability to compete effectively can adversely affect our business.
●	We are subject to international regulations that could adversely affect our business and results of operations.
●	Our performance significantly depends on the contributions of key personnel. If we lose key personnel, our operations and ability to manage our business may be affected.

Risks Related to Legal, Tax and Regulatory Matters

●	If we are unable to adequately protect our intellectual property rights, or if we are found to infringe on the intellectual property rights of others, our business can be adversely affected.
●	Failure to comply with laws and regulations applicable to our business can adversely affect our business.
●	Potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations inherent in our business can have an adverse impact on our business.

Risks Related to Environmental Matters

●	Significant changes to or failure to comply with various environmental laws may expose our co-packers to liability or cause them to close, relocate or operate at reduced production levels, which could adversely affect our business, financial condition and results of operations.
●	Water scarcity and poor quality could negatively impact our costs and capacity.
●	Climate change and legal or regulatory responses thereto may have a long-term adverse impact on our business and results of operations.

Risks Related to Ownership of Our Common Stock and General Matters

●	Our largest stockholder’s preemptive right could dissuade a strategic investor from making an investment in the Company.
●	We do not intend to pay dividends for the foreseeable future and, as a result, stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

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Corporate Information and Trademarks

Reed’s Original Ginger Brew, created in 1987, was introduced to the market in Southern California stores in 1989. In 1991, we incorporated our business operations under the laws of the State of Florida under the name of “Original Beverage Corporation.” In September 2001, pursuant to a reincorporation merger, we changed our state of incorporation to the State of Delaware, and changed our name to “Reed’s, Inc.”

Our principal executive office is located at 501 Merritt 7 Corporate Park, Norwalk, Connecticut 06851. Our telephone number is (800) 997-3337. Our website address is https://investor.reedsinc.com. Information contained in, or accessible through, our website does not constitute a part of, and is not incorporated into, this prospectus.

The Reed’s logo, the name Reed’s, and other trademarks of Reed’s, Inc. appearing in this prospectus are the property of Reed’s, Inc. Solely for convenience, trade names, trademarks, and service marks contained in this prospectus may appear without the “®” or “TM” symbols. Such references are not intended to indicate, in any way, that the respective owners will not assert, to the fullest extent possible under applicable law, their rights to those trade names, trademarks, and service marks.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will continue to be a smaller reporting company as long as (i) the market value of our common stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million. We may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. In addition, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Controlled Company Status

We are a “controlled company” within the meaning of the corporate governance rules of the NYSE American, and are permitted to rely on, and may elect to utilize, one or more of the exemptions from certain corporate governance standards of the NYSE American. While we are not relying on any exemptions at this time, if we do rely on such exemptions in the future, you will not have the same protections afforded to stockholders of companies that are subject to these corporate governance requirements. In the event that we cease to be a “controlled company” and our shares continue to be listed on the NYSE American, we will be required to comply with these provisions within the applicable transition periods.

8

THE OFFERING

Common stock offered by us	1,582,280 shares.

Warrants offered by us	Warrants to purchase 1,582,280 shares of our common stock. Each warrant will have an exercise price of $ per share of common stock, will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. See the section titled “Description of Securities We are Offering – Warrants.”

Option to purchase additional shares of common stock	The underwriters have a 45-day option to purchase up to 237,342 shares of common stock and accompanying warrants to purchase up to an aggregate of 237,342 shares of our common stock, at the public offering price less the underwriting discounts and commissions.

Total common stock to be outstanding immediately after this offering	10,527,734 shares, or 10,765,076 shares if the underwriters exercise their option to purchase additional shares of our common stock in full, assuming no exercise of the warrants sold in this offering.

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $9.0 million (or approximately $10.4 million if the underwriters exercise in full their option to purchase additional shares of our common stock and accompanying warrants), based on the assumed public offering price of $6.32 per share and accompanying warrant, which is the last reported sale price of our common stock on the OTCQX Best Market on December 1, 2025, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If the warrants are exercised in full, we would receive an additional $ million of proceeds therefrom.

We intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, to fund growth initiatives, working capital and other general corporate purposes, which may include repayment of debt.

See the section titled “Use of Proceeds” for additional information.

Risk factors	You should carefully read and consider the information set forth in the section titled “Risk Factors,” together with all of the other information set forth in this prospectus or incorporated by reference herein, before deciding whether to invest in our securities.

Trading symbol	Our common stock is quoted on the OTCQX Best Market under the symbol “REED.” We have applied to list our common stock for trading on the NYSE American under the symbol “REED.” There is no assurance that such application will be approved. Currently, there is no public market for the warrants. We do not intend to list the warrants on the NYSE American or any other national securities exchange or nationally recognized trading system.

The number of shares of our common stock to be outstanding after this offering is based on 8,945,454 shares of common stock outstanding as of September 30, 2025, after giving effect to the Reverse Stock Split, which excludes:

●	125 shares of common stock issuable upon conversion of 9,411 outstanding shares of Series A convertible preferred stock;

●	47,072 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2025 under the 2017 Incentive Compensation Plan (as amended, the “2017 Plan”), the 2020 Equity Incentive Plan (as amended, the “2020 Plan”) and the 2024 Inducement Plan (the “2024 Inducement Plan”), at a weighted-average exercise price of $119.16 per share;

●	44,595 shares of common stock reserved for future issuance under the 2020 Plan and the 2024 Inducement Plan; and

●	91,550 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, with an exercise price of $52.32 per share.

Unless otherwise indicated, all information contained in this prospectus assumes or gives effect to:

●	the Reverse Stock Split;

●	no exercise of the outstanding options or warrants described above subsequent to September 30, 2025;

●	no exercise of any of the warrants sold in this offering; and

●	no exercise by the underwriters of their option to purchase additional shares of our common stock and accompanying warrants.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth a summary of our consolidated financial data as of, and for the periods ended on, the dates indicated. All share and per share amounts presented in this section have been retroactively adjusted to reflect the Reverse Stock Split.

We have derived the summary consolidated statements of operations data for the years ended December 31, 2024 and 2023 from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, which are incorporated by reference herein. We have derived the summary condensed consolidated statements of operations for the nine months ended September 30, 2025 and 2024, and the summary condensed consolidated balance sheet data as of September 30, 2025, from our unaudited interim condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference herein. Our consolidated financial statements and condensed consolidated financial statements incorporated by reference herein were prepared in accordance with U.S. generally accepted accounting principles. Our unaudited condensed consolidated interim financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in our opinion, all adjustments of a normal and recurring nature that are necessary for the fair statement of the financial information set forth in those financial statements.

Our historical results are not necessarily indicative of results that should be expected in any future period and our results for the nine months ended September 30, 2025 are not necessarily indicative of results to be expected for the full fiscal year or any other period. You should read the following summary consolidated financial data together with our consolidated financial statements and condensed consolidated financial statements and related notes and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference herein.

	Year Ended December 31,		Nine Months Ended September 30,
	2024	2023	2025	2024
			(unaudited)
	(in thousands, except per share data)
Statements of Operations Data
Net Sales	$37,954	$44,711	$26,585	$28,221
Cost of goods sold	26,578	31,884	19,377	19,762
Inventory write-offs associated with exited categories and major packaging and formula changes	—	1,848	1,775	—
Product quality hold write-down	—	1,267	—	—
Gross profit	11,376	9,712	5,433	8,459

Operating Expenses
Delivery and handling expenses	5,863	7,561	4,299	4,204
Selling and marketing expense	4,405	4,865	4,139	3,473
General and administrative expense	9,109	6,118	8,633	5,239
Provision for receivable with former related party	115	585	—	—
Total operating expense	19,492	19,129	17,071	12,916

Loss from operations	(8,116)	(9,417)	(11,638)	(4,457)
Other income	445	—	441	—
Interest expense, net	(5,481)	(6,106)	(864)	(4,578)
Net loss	(13,152)	(15,523)	$(12,061)	$(9,035)
Dividends on Series A Convertible Preferred Stock	(5)	(5)	(5)	(5)
Net loss attributable to common stockholders	(13,157)	(15,528)	(12,066)	(9,040)
Loss per share, basic and diluted	$(9.82)	$(26.33)	$(1.54)	$(12.10)
Weighted-average number of shares outstanding basic and diluted(1)	1,340,249	589,647	7,848,471	747,265

(1)	See Note 2 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 and Note 1 to our unaudited condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference herein, for explanations of the calculations of net loss per share, basic and diluted, and the weighted-average number of shares used in the computation of per-share amounts.

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	As of September 30, 2025
	Actual	As Adjusted(1)(2)
		(in thousands)
Balance Sheet Data
Cash	$4,136	$13,136
Working capital(3)	1,712	10,712
Total assets	19,925	28,925
Senior secured loan, net of deferred financing costs of $90	9,160	9,160
Total liabilities	17,168	17,168
Total stockholders’ equity	2,757	11,757

(1)	The as adjusted consolidated balance sheet data gives effect to the issuance and sale of 1,582,280 shares of our common stock in this offering at an assumed public offering price of $6.32 per share, which is the last reported sale price of our common stock on the OTCQX Best Market on December 1, 2025, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

(2)	As adjusted information is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. Each $1.00 increase (decrease) in the assumed public offering price of $6.32 per share would increase (decrease) each of the as adjusted cash, working capital, total assets, and total stockholders’ equity by approximately $1.5 million, $1.5 million, $1.5 million and $5.6 million, respectively, assuming that the number of shares of common stock offered by us, as set forth on the cover of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 shares in the number of shares of common stock offered by us, as set forth on the cover of this prospectus, would increase (decrease) each of the as adjusted cash, working capital, total assets, and total stockholders’ equity by approximately $5.9 million, $5.9 million, $5.9 million and $10.0 million, respectively, assuming that the assumed public offering price remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

(3)	Working capital is defined as current assets less current liabilities. See our condensed consolidated financial statements and the related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which is incorporated by reference herein, for further details regarding our current assets and current liabilities.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, both of which reports are incorporated by reference herein, and all of the other information contained in this prospectus and the documents incorporated by reference herein before making an investment decision. If any of the following risks actually occurs, our business, prospects, operating results, and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may materially and adversely affect our business, prospects, operating results, and financial condition.

Risks Related to This Offering

Our quarterly and annual operating results may fluctuate significantly or may fall below the expectations of investors or securities analysts or any guidance we may publicly provide, each of which may cause our stock price to fluctuate or decline.

We expect our operating results to be subject to quarterly and annual fluctuations which may, in turn, cause the price of our common stock to fluctuate substantially. Our net loss and other operating results will be affected by numerous factors, including:

●	the level of consumer demand and spending, which may vary significantly from period to period;

●	expenditures that we may incur to acquire, develop or commercialize additional products;

●	pricing pressures;

●	our ability to expand or maintain the geographic reach of our commercial efforts;

●	the degree of competition in our industry and any change in the competitive landscape of our industry;

●	announcements relating to strategic transactions, including acquisitions, collaborations, or similar arrangements;

●	positive or negative coverage in the media of our products or products of our competitors or our industry;

●	any intellectual property infringement lawsuit or opposition, interference, or cancellation proceeding in which we may become involved;

●	recruitment and departures of key personnel; and

●	adverse macroeconomic conditions or geopolitical events, including international trade relations and tariffs, high levels of inflation, heightened interest rates, and geopolitical tensions such as the conflict between Ukraine and Russia and the conflict in the Middle East.

If our quarterly or annual operating results fall below the expectations of investors or securities analysts or any forecasts or guidance we may provide to the market, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide. We believe that quarterly or annual comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

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The market price of our common stock has been and may continue to be volatile or may decline regardless of our operating performance, which could result in substantial losses for investors purchasing shares in this offering.

The market price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including but not limited to:

●	volatility and instability in the financial and capital markets;

●	adverse macroeconomic conditions or geopolitical events, including international trade relations and tariffs, high levels of inflation, heightened interest rates, and geopolitical tensions such as the conflict between Ukraine and Russia and the conflict in the Middle East;

●	announcements relating to our existing and new products;

●	announcements by competitors that impact our competitive outlook;

●	developments with respect to intellectual property rights;

●	announcements relating to strategic transactions, including acquisitions, collaborations, or similar arrangements;

●	actual or anticipated variations in our operating results due to the level of development expenses and other factors;

●	changes in financial estimates by equities research analysts and whether our earnings (or losses) meet or exceed such estimates;

●	announcement or expectation of additional financing efforts and receipt, or lack of receipt, of funding in support of conducting our business;

●	sales of our common stock by us, our insiders, or other stockholders, or issuances by us of shares of our common stock in connection with strategic transactions;

●	conditions and trends in our industry;

●	recruitment and departures of key personnel;

●	litigation or arbitration;

●	general economic, political, and market conditions and other factors; and

●	the occurrence of any of the risks described in this section titled “Risk Factors”.

In addition, if the stock market for beverage companies, or the stock market generally, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. Stock prices of many beverage companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us. As a result of these and other factors, you may be unable to resell your shares of our common stock at or above the price you paid. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering.

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Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially hold a significant percentage of our outstanding common stock, including D&D, our controlling stockholder. These stockholders, acting together, would be able to control the outcome of all matters requiring stockholder approval. For example, these stockholders would be able to control the outcome of elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This level of control may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise. In addition, if these principal stockholders sell a substantial number of shares of our common stock in the public market, the market price of our common stock could be adversely impacted. The perception among the public that these sales will occur could also contribute to a decline in the market price of our common stock.

Participation in this offering by certain of our existing stockholders and their affiliated entities, including, but not limited to, D&D, may reduce the public float for our common stock.

To the extent certain of our existing stockholders and their affiliated entities, including, but not limited to, D&D, participate in this offering, such purchases would reduce the non-affiliate public float of our shares, meaning the number of shares of our common stock that are not held by officers, directors and controlling stockholders. A reduction in the public float could reduce the number of shares that are available to be traded at any given time, thereby adversely impacting the liquidity of our common stock and depressing the price at which you may be able to sell shares of common stock purchased in this offering.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the book value of your shares of common stock. You will experience further dilution if we issue additional equity securities in the future.

You will suffer immediate and substantial dilution with respect to the common stock you purchase in this offering. If you purchase securities in this offering, assuming a public offering price of $6.32 per share and accompanying warrant, and assuming that the number of shares of common stock and accompanying warrants offered by us, as set forth on the cover page of this prospectus, remains the same and that the underwriters do not exercise their option to purchase additional shares of common stock in this offering (assuming no exercise of the warrants being offered in this offering and that the warrants are classified and accounted for as equity), you will incur immediate and substantial dilution of $5.26 per share, representing the difference between the assumed public offering price of $6.32 per share and accompanying warrant and our as adjusted net tangible book value per share as of September 30, 2025. See the section titled “Dilution” for a more detailed description of the dilution to new investors in this offering. In addition, to the extent that the shares underlying equity awards that we may grant in the future are exercised or settle or we raise additional funds by issuing equity securities, you will experience further dilution.

There is no established public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we cannot predict the extent to which investor interest in Reed’s will lead to the development of an active trading market in our warrants or how liquid that market might become. Without an active market, the liquidity of the warrants will be limited. We do not intend to list the warrants on the NYSE American or any national securities exchange or nationally recognized trading system.

Holders of warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

Until holders of warrants acquire shares of our common stock upon exercise thereof, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may never be in the money, and they may expire worthless.

We may receive up to an aggregate of approximately $          million from the cash exercise of the warrants we are offering. The exercise price of each of the warrants is $              per warrant. However, the last reported sale price of our common stock on December 1, 2025 was $6.32. The likelihood that holders of warrants will exercise their warrants, and therefore any amount of cash proceeds that we may receive, is dependent upon the trading price of our common stock. If the trading price for our common stock continues to be less than $ per share, we do not expect holders to exercise their warrants. There is no guarantee that the warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Pursuant to certain registration rights agreements, we have registered shares of our common stock sold in private transactions for resale, including shares of common stock held by D&D, our controlling stockholder. In addition, we have filed, and may file in the future, registration statements on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), registering the issuance of shares of common stock subject to options or other equity awards issued or reserved for future issuance under our equity incentive plan and inducement plan. Shares registered under the registration statement on Form S-8 will be available for sale in the public market subject to vesting arrangements and exercise of options, and the restrictions of Rule 144 in the case of our affiliates. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

14

We cannot predict what effect, if any, sales of our shares in the public market or the availability of shares for sale will have on the market price of our common stock. However, future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options or warrants, or the perception that such sales may occur, could adversely affect the market price of our common stock.

The warrants being sold in this offering will be exercisable for common stock, the exercise of which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We are offering warrants to purchase up to 1,582,280 shares of our common stock at an exercise price of $         per share in this offering. To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock, the impact of which increases as the value of our stock price increases.

The warrants being sold in this offering may not be exercised at all and we may not receive any cash proceeds from the exercise of such warrants.

The value of our common stock may fluctuate and may not exceed the exercise price of the new warrants offered hereby at any given time. The exercise price of the new warrants, $      , is a         % premium to the closing price of our common stock on the date of this prospectus. Accordingly, such new warrants are currently “out of the money.” Holders of “out of the money” warrants, or warrants for which the exercise price is higher than the market price of our common stock, are not likely to exercise such warrants. There can be no assurance that such warrants will be in the money prior to their respective expiration dates, or that such warrants will be exercised at all and, therefore, we may not receive any cash proceeds from the exercise of such warrants.

We have broad discretion in the use of our cash and cash equivalents, including how we use the net proceeds of this offering, and may not use them effectively, which could affect our results of operations and cause our stock price to decline.

Our management has considerable discretion in the application of our cash and cash equivalents, including the net proceeds of this offering. We may use our cash and cash equivalents, including the net proceeds of this offering, for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

Risks Related to Our Capital Structure

There is currently a limited public market for our common stock, a trading market for our common stock may never develop, and our common stock prices may be volatile and could decline substantially.

Prior to this offering, our common stock was quoted on the OTCQX Best Market, an over-the-counter quotation system, under the symbol “REED,” and there has been no material public market for our common stock. Although we have applied to list our common stock on the NYSE American, an active trading market may not develop following the closing of this offering or, if developed, may not be sustained. As a result of these and other factors, investors may be unable to resell shares of our common stock at or above the price for which they purchased them, at or near quoted bid prices, or at all. Further, an inactive market may also impair our ability to raise capital by selling additional equity in the future, and may impair our ability to enter into strategic partnerships or acquire companies or products by using shares of our common stock as consideration.

Our failure to meet the continued listing requirements of NYSE American could result in a de-listing of our common stock.

We may fail to satisfy the continued listing requirements of NYSE American, such as the corporate governance requirements or the minimum stock price requirement, and the NYSE American may take steps to de-list our common stock. Such a de-listing or the announcement of such de-listing will have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we may attempt to take actions to restore our compliance with the NYSE American listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NYSE American minimum listing requirements or prevent future non-compliance with the NYSE American listing requirements.

Even if the Reverse Stock Split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of NYSE American.

Even if the Reverse Stock Split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of NYSE American, there can be no assurance that the market price of our common stock following the Reverse Stock Split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a Reverse Stock Split. If the market price of our common stock declines following the effectuation of the Reverse Stock Split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain NYSE American’s minimum bid price requirement.

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The Reverse Stock Split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the Reverse Stock Split given the reduced number of shares outstanding following the Reverse Stock Split, especially if the market price of our common stock does not increase as a result of the Reverse Stock Split. In addition, the Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the Reverse Stock Split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Stock Split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

We are a “controlled company” within the meaning of the NYSE American rules and, as a result, qualify for, and may rely on, exemptions and relief from certain corporate governance requirements. If we rely on these exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

We are a “controlled company” within the meaning of the NYSE American corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power in the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements. For example, controlled companies are not required to have:

●	a board that is composed of a majority of “independent directors,” as defined under the NYSE American rules;

●	a compensation committee that is composed entirely of independent directors; and

●	director nominations be made, or recommended to the full board of directors, by its independent directors, or by a nominations/governance committee that is composed entirely of independent directors.

As a “controlled company” within the meaning of the NYSE American rules, we are permitted to rely on, and may elect to utilize, one or more of the exemptions from certain corporate governance standards of the NYSE American for as long as we continue to qualify as a “controlled company.” If we do rely on such exemptions in the future, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE American. Investors may find our common stock less attractive as a result of our reliance on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Risks Related to Our Business and Industry

We have incurred and may continue to incur losses, and we may be unable to achieve or maintain profitability.

We incurred net losses of $13.2 million and $15.5 million for the fiscal years ended December 31, 2024 and 2023, respectively. While we aim to reduce costs, our operating expenses may increase over time as we continue to invest in growing our business, increasing our customer base, contract manufacturers and distributors, and expanding our selling and marketing channels. Our expansion efforts may prove more expensive than we anticipate, and there is no guarantee that these efforts will translate into sufficient sales to cover our expenses and result in profits. In addition, if our efforts to increase the average selling price of our products over time result in outsized volume decreases, our net sales may be adversely impacted and it will be challenging to achieve profitability or maintain pace with cost increases over time. We incur significant expenses in developing our innovative products and delivering, handling and marketing our products. Accordingly, we may not be able to achieve or maintain profitability, and we may continue to incur significant losses in the future.

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Failure to realize benefits from our productivity initiatives can adversely affect our financial performance.

Our future growth depends, in part, on our ability to continue to reduce costs and improve efficiencies. We continue to identify and implement initiatives that we believe will position our business for long-term sustainable growth by allowing us to achieve a lower cost structure, improve decision-making and operate more efficiently. If we are unable to successfully implement our productivity initiatives as planned or do not achieve expected savings as a result of these initiatives, we may not realize all or any of the anticipated benefits, resulting in adverse effects on our financial performance.

Our current indebtedness contains, and any future indebtedness may contain, restrictions on our business. If we are unable to secure additional financing on favorable terms, or at all, when we require it, our ability to continue to grow our business or react to market conditions could be impaired and in turn adversely affect our financial position and results of operations.

We intend to continue to expand, grow and develop our business, which may require additional capital to develop new products, enhance our platform, expand distribution, improve our operating infrastructure, react to market conditions and finance working capital requirements. Accordingly, we may need to engage in additional equity or debt financings to secure additional capital. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock.

Additionally, on September 26, 2025, we entered into the first amendment (the “Amendment”) to our Senior Secured Loan and Security Agreement (as amended, the “Loan Agreement”) with certain funds affiliated with Whitebox Advisors, LLC (the “Lenders”) and Cantor Fitzgerald Securities, as administrative agent and collateral agent, with respect to our revolving credit facility (the “Senior Secured Facility”). The Amendment provides a revolving credit commitment in an aggregate amount of $9.25 million and, as of September 30, 2025, the principal amount outstanding was $9.25 million. The Senior Secured Facility is secured by substantially all of our assets, including all intellectual property. Our current and future indebtedness, including the revolving credit commitment under the Senior Secured Facility, may have significant negative effects on our operations, including:

●	impairing our ability to obtain additional financing in the future (or to obtain such financing on acceptable terms) for working capital, capital expenditures, acquisitions or other important needs, and subjecting us to other restrictive covenants that may reduce our ability to take certain corporate actions;

●	requiring us to dedicate a portion of our cash resources to the payment of interest and principal, reducing money available to fund working capital, capital expenditures, potential acquisitions, international expansion, new product development, new enterprise relationships and other general corporate purposes;

●	requiring us to repay the principal and accrued interest on the revolving credit commitment under the Senior Secured Facility in an event of default under the covenants thereof, which could impair our liquidity and reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other important needs;

●	limiting our ability to adjust to rapidly changing conditions in the industry, reducing our ability to withstand competitive pressures and making us more vulnerable to a downturn in general economic conditions or business than our competitors with relatively lower levels of debt; and

●	requiring us, in certain circumstances, to obtain approval from Whitebox Advisors, LLC and/or the lenders party to the Senior Secured Facility before embarking on certain mergers, acquisitions, capital expenditures, or other operational issues.

We intend to satisfy our current and future debt service obligations with our then existing cash and cash equivalents. However, we may not have sufficient funds, and may be unable to arrange for additional financing, to pay the amounts due under the Senior Secured Facility or any other debt instruments. In addition, the Senior Secured Facility contains, and the agreements governing our future indebtedness may contain, restrictive covenants that may limit our ability to engage in activities that may be in our long-term best interest. These restrictive covenants include, among others, limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, investments (including acquisitions), dividends and other restricted payments and transactions with affiliates. Our failure to make payments under or comply with other covenants contained in the documents governing our indebtedness could result in an event of default which, if not cured or waived, could result in the acceleration of substantially all of our debt and potentially the foreclosure on our assets in the event we are unable to repay all amounts owed.

If we are unable to secure additional funding on favorable terms, or at all, when we require it, our ability to continue to grow our business to react to market conditions could be impaired, which would adversely affect our financial position and results of operations.

Demand for our products can fluctuate significantly and our management’s estimates of future product demand may be inaccurate, particularly with new products. Further, we may be subject to a variety of other factors that impact timely production and shipment of our products. Our business and results of operations are impacted by product shortages as well as product surplus.

Management’s estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. As of December 31, 2024 and 2023, inventory has been reduced by cumulative write-downs for inventory aggregating approximately $277,000 and $1.8 million, respectively. In addition, we incurred $1.7 million of inventory write-offs related to changes in product portfolio optimization made by new management during the nine months ended September 30, 2025.

When we underestimate demand for our products, we are unable to secure sufficient ingredients or raw materials or procure adequate packing arrangements to obtain adequate or timely shipment of our products, as a result of which we are not able to satisfy demand on a short-term basis.

It is difficult to predict the timing and amount of our sales because our distributors are not required to place minimum orders with us. Our independent distributors and national accounts are not required to place minimum monthly or annual orders for our products. In order to reduce their inventory costs, independent distributors typically order products from us on a “just in time” basis in quantities and at such times based on the demand for the products in a particular distribution area. Accordingly, we cannot predict the timing or quantity of purchases by any of our independent distributors or whether any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. Additionally, our larger distributors and partners may make orders that are larger than we have historically been required to fill.

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Further, all of our products are produced by our co-pack partners. For most of our products, there are limited co-packing facilities in our markets with adequate capacity and/or suitable equipment to package our products. If a co-packer terminates its relationship with us, we have in the past, and will likely in the future, experience a delay finding a suitable replacement, which will negatively impact our business and financial results.

Reduction in future demand for our products would adversely affect our business.

Demand for our products depends in part on our ability to innovate and anticipate and effectively respond to shifts in consumer trends and preferences, including the types of products our consumers want and how they browse for, purchase and consume them. Consumer preferences continuously evolve due to a variety of factors, including: changes in consumer demographics, consumption patterns, diet (whether due to changes in consumer behavior and eating habits, the use of weight-loss drugs or other factors) and channel preferences (including continued increases in the e-commerce and online-to-offline channels); pricing; product quality; concerns or perceptions regarding packaging and its environmental impact (such as single-use and other plastic packaging); and concerns or perceptions regarding the nutrition profile and health effects of, or location of origin of, ingredients or substances in our products or packaging, including due to the results of third-party studies (whether or not scientifically valid). Concerns with any of the foregoing could lead consumers to reduce or publicly boycott the purchase or consumption of our products. Pandemics, epidemics or other disease outbreaks, such as COVID-19, and geopolitical events, international trade relations and tariffs, wars and other military conflicts have also impacted and could continue to impact consumer preferences and demand for our products. Consumer preferences are also influenced by perception of our brand image or the brand images of our products, the success of our advertising and marketing campaigns, our ability to engage with our consumers in the manner they prefer, including through the use of digital media or assets, and the perception of our use of social media and our response to political and social issues, geopolitical events, wars and other military conflicts or catastrophic events. These and other factors have reduced and could continue to reduce consumers’ willingness to purchase certain of our products, including as a result of public boycotts. Any inability on our part to anticipate or react to changes in consumer preferences and trends, or make the right strategic investments to do so, including investments in data analytics to understand consumer trends, can lead to reduced demand for our products, lead to inventory write-offs or erode our competitive and financial position, thereby adversely affecting our business and preventing us from gaining market share and achieving long-term profitability. In addition, our business operations, including our supply chain, are subject to disruption by geopolitical events, international trade relations and tariffs, wars and other military conflicts, natural disasters, pandemics, epidemics or other events beyond our control that could negatively impact product availability and decrease demand for our products.

We may experience a reduced demand for some of our products due to health concerns (including obesity) and legislative initiatives against sweetened beverages.

Consumers are concerned about health and wellness; public health officials and government officials are increasingly vocal about obesity and its consequences. There has been a trend among some public health advocates and dietary guidelines to recommend a reduction in sweetened beverages, as well as increased public scrutiny, new taxes on sugar-sweetened beverages (see also the risk factor captioned “Our effective tax rate or taxes aimed at our products can adversely affect our business or financial performance” for more information), and additional governmental regulations concerning the marketing and labelling/packing of the beverage industry. Additional or revised regulatory requirements, whether labelling, tax or otherwise, could have a material adverse effect on our financial condition and results of operations. Further, increasing public concern with respect to sweetened beverages could reduce demand for our beverages and increase desire for more low-calorie soft drinks, water, enhanced water, coffee-flavored beverages, tea, and beverages with natural sweeteners. We are continuously working to reduce calories and sugar in our products while launching additional products, to pair with existing brand extensions that round out our portfolio. However, there is no guarantee that our product lines will meet consumer expectations, shifting consumer preferences, or regulatory developments.

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Our reliance on distributors, retailers and brokers could affect our ability to efficiently and profitably distribute and market our products, maintain our existing markets and expand our business into other geographic markets.

Our ability to maintain and expand our existing markets for our products, and to establish markets in new geographic distribution areas, is dependent on our ability to establish and maintain successful relationships with reliable distributors, retailers and brokers strategically positioned to serve those areas. Most of our distributors, retailers and brokers sell and distribute competing products and our products may represent a small portion of their businesses. The success of this network will depend on the performance of the distributors, retailers and brokers of this network. Our ability to incentivize and motivate distributors to manage and sell our products is affected by competition from other beverage companies who have greater resources than we do. To the extent that our distributors, retailers and brokers are distracted from selling our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and results of operations could be adversely affected. Furthermore, such third parties’ financial position or market share may deteriorate, which could adversely affect our distribution, marketing and sales activities. Our ability to maintain and expand our distribution network and attract additional distributors, retailers and brokers will depend on a number of factors, some of which are outside our control. Some of these factors include: (i) the level of demand for our brands and products in a particular distribution area; (ii) our ability to price our products at levels competitive with those of competing products; and (iii) our ability to deliver products in the quantity and at the time ordered by distributors, retailers and brokers. We may not be able to successfully manage all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve success with regards to any of these factors in a geographic distribution area will have a material adverse effect on our relationships in that particular geographic area, thus limiting our ability to maintain or expand our market, which will likely adversely affect our revenues and financial results.

Supply chain challenges have impacted our ability to respond effectively or in a timely manner to increases in demand for our products and have adversely impacted our business. Supply chain constraints could cause a disruption in our ability to obtain raw materials required to manufacture our products and adversely affect our operations and financial performance.

We have experienced supply chain challenges. The disruption and increased lead times caused by labor shortages, significant raw material cost inflation, logistics issues, increased freight costs and ongoing port congestion have resulted in suppressed margins. The average cost of shipping and handling of our products during the years ended December 31, 2024 and 2023 was $2.75 and $3.07 per case, respectively. Although we have experienced decreases in freight costs and have implemented mitigation plans to manage this risk, in our opinion there remains a volatile environment, and we will continue to monitor pricing and availability in transportation. Any increase in transportation costs (including increases in fuel costs), shipping costs or warehouse costs, port or supplier-side delays, reductions in the transportation capacity of carriers, labor strikes or shortages in the transportation industry, disruptions to the national and international transportation infrastructure, decreased warehouse availability and unexpected delivery interruptions or delays may increase the cost of, and adversely impact, our logistics and our ability to provide quality and timely service to our distributors and customers.

Furthermore, periodic and often unpredictable industry-wide shortages of raw materials, including aluminum cans, glass bottles, and the principal ingredients used in our products, such as organic ginger and cane sugar, could disrupt or delay the production of certain products and adversely affect our operations and financial performance. The prices of the principal raw materials used in our products are subject to fluctuation. We are uncertain whether the prices of any of the foregoing or any other raw materials or ingredients we utilize will rise in the future and whether we will be able to pass any of such increases on to our customers. We do not use hedging agreements or alternative instruments to manage the risks associated with securing sufficient ingredients or other raw materials. Although we regularly monitor companies in our supply chain and use alternative suppliers when necessary and available, supply chain constraints could cause a disruption in our ability to obtain raw materials required to manufacture our products and adversely affect our operations, financial condition, results of operations, and cash flows.

Damage to our reputation or brand image can adversely affect our business.

Maintaining a positive reputation is critical to selling our products. Our reputation or brand image could be adversely impacted by a variety of factors, including: particular ingredients in our products, including concerns regarding whether certain of our products contribute to obesity and other health conditions; any product quality or safety issues, including the recall of any of our products; any failure by us or by independent contract manufacturers and suppliers with whom we do business to comply with applicable laws and regulations or ethical business practices; marketing programs, use of social media; or any failure to effectively respond to negative or inaccurate comments about us on social media or otherwise regarding any of the foregoing. Damage to our reputation or brand image could decrease demand for our products, thereby adversely affecting our business.

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We have in the past, and may in the future, use social media influencers and celebrities for product promotion and marketing, which may expose us to risk that such content could contain problematic, inaccurate, or misleading product or marketing claims. These influencers and celebrities could also engage in behavior that reflects poorly on our brand. Any claims or behavior by such influencers or celebrities may be attributed to us and expose us to fines, monetary liabilities, or could harm our brand reputation all of which could have an adverse impact on our business and operations. Although we take measures to confirm that public information about our company and brand is accurate, compliant with regulations and substantiated by factual analysis and research, we may be subject to claims that such information is false or misleading. Even if such claims are disproven, any negative publicity surrounding an assertion that our marketing materials are inaccurate could cause consumers to lose confidence in the safety and quality of our products. In addition, a judgment against us could lead to further litigation and have a material adverse effect on our business, financial condition, results of operations or liquidity.

Product recalls or other issues or concerns with respect to product quality and safety can adversely affect our business and financial condition.

We have recalled, and could in the future recall, products due to product quality or safety issues, such as mislabeling, spoilage or malfunction. Product quality or safety issues could reduce consumer confidence and demand for our products, cause production, inventory and delivery disruptions, and result in increased costs (including payment of fines, judgments and legal fees, and costs associated with alternative sources of production) and damage our reputation, all of which can adversely affect our business and financial condition. Any perception or allegation (whether or not valid) of failure to maintain adequate oversight over product quality or safety can result in product recalls, litigation, government investigations or inquiries or civil, all of which may result in fines, penalties and damages. In addition, while we currently maintain insurance coverage that, subject to its terms and conditions, is intended to address costs associated with certain aspects of product recalls, this insurance coverage may not, depending on the specific facts and circumstances surrounding an incident, cover all losses or all types of claims that arise from an incident, or the damage to our reputation or brands that may result from an incident.

Any inability to compete effectively can adversely affect our business.

Our products compete against products of international beverage companies, as well as regional, local and private label and economy brand manufacturers and other competitors, including smaller companies developing and selling micro brands directly to consumers through e-commerce platforms or through retailers focused on locally sourced products. Our products compete primarily on the basis of brand recognition and loyalty, taste, quality, innovation, distribution, shelf space, advertising, and promotional activity, packaging, convenience, and the ability to anticipate and effectively respond to consumer preferences and trends. Some of our competitors have significantly more financial resources than us. These competitors can use their resources and scale to rapidly respond to competitive pressures and changes in consumer preferences by introducing new products, changing their route to market, reducing prices or increasing promotional activities. Our business can be adversely affected if we are unable to effectively promote or develop our existing products or introduce and effectively market new products, if we are unable to improve operating efficiencies, if we are unable to effectively respond to supply disruptions, pricing pressure (including as a result of commodity inflation) or otherwise compete effectively, and we may be unable to grow or maintain sales or category share or we may need to increase capital, marketing or other expenditures. It is possible that our competitors may either respond to industry conditions or consumer trends more rapidly or effectively or resort to price competition to sustain market share, which could adversely affect our sales and profitability. See also the risk factor captioned “Changes in the retail landscape or in sales to any key customer can adversely affect our business. Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth.”

Changes in the retail landscape or in sales to any key customer can adversely affect our business. Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth.

The retail industry is impacted by the actions and increasing power of retailers, including as a result of increased consolidation of ownership resulting in large retailers or buying groups with increased purchasing power, particularly in North America, Europe and Latin America. In this changing retail landscape, retailers and buying groups have impacted and may continue to impact our ability to compete in these jurisdictions by demanding lower prices or increased promotional programs. We may be required to grant retailers price concessions that negatively impact our margins and our profitability in order to compete with larger companies with significantly greater financial resources. If we are not able to lower our cost structure adequately in response to such competitive customer pricing, and if we are not able to attract and retain a profitable customer mix and a profitable product mix, our profitability could continue to be adversely affected. Furthermore, our inability to resolve a significant dispute with customers, a change in the business conditions (financial or otherwise) of either of these customers, even if unrelated to us, a significant reduction in sales to either of them, or the loss of either of them could adversely affect our business.

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The beverage industry is highly competitive. We compete with other beverage companies not only for consumer acceptance but also for shelf space in retail outlets and for marketing focus by our distributors, all of whom also distribute other beverage brands. Our products compete with all non-alcoholic beverages, most of which are marketed by companies with substantially greater financial resources than ours. Some of these competitors are placing severe pressure on independent distributors not to carry competitive sparkling brands such as ours. We also compete with regional beverage producers and “private label” soft drink suppliers.

Our direct competitors in the sparkling beverage category include traditional large beverage companies and distributors, and regional premium soft drink companies. These national and international competitors have advantages such as lower production costs, larger marketing budgets, greater financial and other resources and more developed and extensive distribution networks than ours. We may not be able to grow our volumes or maintain our selling prices, whether in existing markets or as we enter new markets.

Increased competitor consolidations, market-place competition, particularly among branded beverage products, and competitive product and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our current revenue and financial targets. As a means of maintaining and expanding our distribution network, we intend to introduce product extensions and additional brands. We may not be successful in doing this, or it may take us longer than anticipated to achieve market acceptance of these new products and brands, if at all. Other companies may be more successful in this regard over the long term. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our existing markets, as well as on our ability to expand the market for our products.

We may face difficulties as we expand our operations into new markets in which we have no prior operating experience.

As we work to grow our brand, we intend to enter into new markets, including eventually expanding into countries other than those in which we currently operate, including our recent expansion into new geographic markets in the Asia-Pacific region. It may be difficult for us to understand and accurately predict taste preferences and purchasing habits of consumers in these new geographic markets. We will also face increased competition with larger competitors who have stronger established brands in such markets. The political, legal and social systems of certain territories pose difficult challenges related to establishing and maintaining control and ownership of our brand and intellectual property, as well as mitigating the risk of diverted sales to other territories and/or sales diverted into the U.S. It is also costly to establish, develop and maintain international operations and develop and promote our brands in international markets and we may face adverse tax consequences, tariffs, and barriers to trade. As we expand our business into new countries, we may encounter regulatory, legal, personnel, technological and other difficulties that increase our expenses and/or delay our ability to become profitable and compete effectively in such countries, which may have a material adverse effect on our business and brand.

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We are subject to international regulations that could adversely affect our business and results of operations.

We are subject to regulations internationally where we distribute and/or will sell our products. Our products are subject to numerous laws and regulations relating to the sourcing, manufacturing, storing, labeling, marketing, advertising and distribution of these products. If regulators determine that the labeling and/or composition of any of our products is not in compliance with laws or regulations in any jurisdictions in which we operate or may enter in the future, or if we or our contract manufacturers otherwise fail to comply with applicable laws and regulations in any jurisdictions in which we operate or may enter in the future, we could be subject to civil remedies or penalties, such as fines, injunctions, recalls or seizures, warning letters, restrictions on the marketing or manufacturing of the products, or refusals to permit the import or export of products, as well as potential criminal sanctions. In addition, enforcement of existing laws and regulations, changes in legal requirements and/or evolving interpretations of existing regulatory requirements may result in increased compliance costs and create other obligations, financial or otherwise, that could adversely affect our business, financial condition or operating results. In addition, if we expand our international operations, we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws, which generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials or other third parties for the purpose of obtaining or retaining business. While our policies mandate compliance with these anti-bribery laws, our internal control policies and procedures may not protect us from reckless or criminal acts committed by our employees or agents. Violations of these laws, or allegations of such violations, could disrupt our business, impact our reputation, and result in a material adverse effect on our results of operations, cash flows and financial condition.

Our performance significantly depends on the contributions of key personnel. If we lose key personnel, our operations and ability to manage our business may be affected.

Our performance significantly depends on the contributions of our executive officers and key employees, both individually and as a group and our ability to retain and motivate them. Certain of our officers and key personnel have many years of experience with us and in our industry and it may be difficult to replace them. If we lose key personnel, our operations and ability to manage our business may be affected.

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Failure to attract, develop and maintain a highly skilled and diverse workforce or effectively manage changes in our workforce can have an adverse effect on our business.

Our business requires that we attract, develop and maintain a highly skilled and diverse workforce. Our employees are highly sought after by our competitors and other companies and our continued ability to compete effectively depends on our ability to attract, retain, develop and motivate highly skilled personnel for all areas of our organization. Our ability to do so has been and may continue to be impacted by challenges in the labor market, which has experienced and may continue to experience wage inflation, labor shortages, increased employee turnover, changes in availability of our workforce and changing worker expectations regarding flexible work models. Any unplanned turnover or failure to attract, develop and maintain a highly skilled and diverse workforce, can erode our competitive advantage or result in increased costs due to increased competition for employees or increased employee benefit costs.

We rely on our information technology, and a potential cyber-attack, data breach or other failure or disruption of our information technology could disrupt our operations and adversely affect our results of operations.

Our business increasingly relies on the successful and uninterrupted functioning of our information technology systems to process, transmit, and store electronic information. A significant portion of the communication between our personnel, customers, and suppliers depends on information technology. As with all large systems, our information technology systems may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. In addition, cybersecurity related risks including security breaches and cyber-attacks such as computer viruses, denial-of-service attacks, malicious code (including ransomware), social-engineering attacks (including phishing attacks) or other information security breaches could result in unauthorized disclosure or misappropriation of our confidential information. These threats also may be further enhanced in frequency or effectiveness through threat actors’ use of artificial intelligence.

While we have security measures in place designed to protect the integrity of customer information and prevent data loss, misappropriation, and other security breaches, our information technology systems could nevertheless be penetrated by outside parties intent on extracting information, corrupting information or disrupting business processes (including for purposes of ransom demands or other forms of blackmail), particularly if the our information security training and compliance programs prove to be inadequate. In addition, if our information technology systems suffer severe damage, disruption or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, we may lose customers and suppliers and revenue and profits as a result of its inability to timely manufacture, distribute, invoice and collect payments from our customers, and could experience delays in reporting our financial results, including with respect to our operations in emerging markets. Furthermore, if we are unable to prevent security breaches, we may suffer financial and reputational damage because of lost or misappropriated confidential information belonging to us or to our customers or suppliers, and we may suffer indirect economic loss if our existing insurance policies and coverage related to information security risks prove to be insufficient. Failure or disruption of our information technology systems, or the back-up systems, for any reason could disrupt our operations and negatively impact our cash flows or financial condition.

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Similar risks exist with respect to our business partners and third-party providers, including suppliers, software and cloud-based service providers, that we rely upon for aspects of various business processes and activities, including procurement, supply chain, manufacturing, distribution, information technology support services and administrative functions (including payroll processing, health and benefit plan administration and certain finance and accounting functions) and the systems managed, hosted, provided and/or used by such third parties and their vendors. For example, malicious actors have employed and could continue to employ the information technology supply chain to introduce malware through software updates or compromised supplier accounts or hardware and exploit known or unknown hardware or software vulnerabilities in our systems or the systems of our vendors and third-party service providers. The need to coordinate with various third-party service providers, including with respect to timely notification and access to personnel and information concerning an incident, may complicate our efforts to address issues that arise. As a result, we are subject to the risk that the activities associated with our third-party service providers can adversely affect our business even if the attack or breach does not directly impact our systems or information.

Future cyber incidents and other disruptions to our information systems can adversely affect our business.

We work with a third-party vendor, which has extensive cybersecurity expertise to help protect and defend against cybersecurity threats. This vendor has advised us on material cybersecurity-related risks and is helping us establish controls designed to protect, detect, respond to, and recover from cybersecurity incidents. These controls include firewall protection, antivirus software protection, two-factor authentication enforced on all endpoints including Windows PCs and laptops, and intrusion prevention software designed to automatically block any unauthorized access attempts on our servers. Our cybersecurity controls are embedded within our overall risk management processes and technology, including a 24/7 threat monitoring system provided by the vendor.

Cyberattacks and other cyber incidents are occurring more frequently, the techniques used to gain access to information technology systems and data, disable or degrade service or sabotage systems are constantly evolving and becoming more sophisticated in nature and are being carried out by groups and individuals with a wide range of expertise and motives. In addition, the rapid evolution and increased adoption of artificial intelligence technologies may increase our cybersecurity risks, including generative artificial intelligence augmenting threat actors’ technological sophistication to enhance existing or create new malware. We have not experienced a cyber security breach; however, a breach could have a material adverse effect on us in the future.

Failure to comply with personal data protection and privacy laws can adversely affect our business.

We are subject to a variety of continuously evolving and developing laws and regulations in numerous jurisdictions regarding personal data protection and privacy laws. These laws and regulations may be interpreted and applied differently from country to country or, within the United States, from state to state, and can create inconsistent or conflicting requirements. For example. the California Consumer Privacy Act, which was significantly modified by the California Privacy Rights Act, as well as comprehensive privacy legislation in Virginia, Colorado, Utah and Connecticut that became effective in 2023, as well as the European Union’s General Data Protection Regulation (GDPR), the U.K. General Data Protection Regulation (which implements the GDPR into U.K. law) and China’s Personal Information Protection Act, impose significant costs and challenges that are likely to continue to increase over time, particularly as additional jurisdictions continue to adopt similar regulations. Failure to comply with these laws and regulations or to otherwise protect personal data from unauthorized access, use or other processing, have in the past and could in the future result in litigation, claims, legal or regulatory proceedings, inquiries or investigations, damage to our reputation, fines or penalties, all of which can adversely affect our business.

Risks Related to Legal, Tax and Regulatory Matters

Our effective tax rate or taxes aimed at our products can adversely affect our business or financial performance.

Tax rates at the federal, state and local levels may be subject to significant change. If our effective tax rate increases, our operating results and cash flow could be adversely affected. Our effective income tax rate can vary significantly between periods due to a number of complex factors including, but not limited to, projected levels of taxable income in each jurisdiction, tax audits conducted and settled by various tax authorities, and adjustments to income taxes upon finalization of income tax returns.

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In addition, certain jurisdictions in which our products are sold have either imposed, or are considering imposing, new or increased taxes on the manufacture, distribution or sale of certain of our products, as a result of ingredients contained in our products. These taxes vary in scope and form: some apply to all beverages, including non-caloric beverages, while others apply only to beverages with a caloric sweetener (e.g., sugar). Similarly, some measures apply a single tax rate per ounce/liter on beverages containing over a certain amount of added sugar (or other sweetener), some apply a graduated tax rate depending upon the amount of added sugar (or other sweetener) in the beverage and others apply a flat tax rate on beverages containing any amount of added sugar (or other sweetener). These tax measures, whatever their scope or form, have in the past and could continue to increase the cost of certain of our products, reduce overall consumption of our products or lead to negative publicity, resulting in an adverse effect on our business and financial performance.

Limitations on the marketing or sale of our products can adversely affect our business and financial performance.

Certain jurisdictions in which our products are sold or may be sold have either imposed, or are considering imposing, limitations on the marketing or sale of our products as a result of ingredients or substances in our products or product packaging. These limitations require that we highlight perceived concerns about a product or product packaging, warn consumers to avoid consumption of certain ingredients or substances present in our products, restrict the age of consumers to whom products are marketed or sold, limit the location in which our products may be available or discontinue the use of certain ingredients or packaging. Certain jurisdictions have imposed or are considering imposing color-coded labelling requirements where colors such as red, yellow and green are used to indicate various levels of a particular ingredient, such as sugar, sodium or saturated fat, in products. The imposition or proposed imposition of additional limitations on the marketing or sale of our products has in the past reduced and could continue to reduce overall consumption of our products, lead to negative publicity or leave consumers with the perception that our products do not meet their health and wellness needs, resulting in an adverse effect on our business and financial performance.

Furthermore, the marketing and labeling of any food product in recent years has brought increased risk that consumers will bring class action lawsuits and that the U.S. Federal Trade Commission (“FTC”) and/or state attorneys general will bring legal action concerning the truth and accuracy of the marketing and labeling of the product, seek removal of a product from the marketplace, and/or impose fines and penalties. Products that we sell carry claims as to their ingredients or health and wellness related attributes, including the term “natural” or other express or implied statements relating to the ingredients or health and wellness related attributes of our products. Although the U.S. Food and Drug Administration (“FDA”) and the U.S. Department of Agriculture (“USDA”) each has issued statements regarding the appropriate use of the word “natural,” there is no single, official U.S. government regulation defining the term “natural” for use in the food industry, which is true for many other label statements in the better-for-you and functionally-focused food industry. The lack of regulatory definition for “natural” and other label statements has contributed to legal challenges against many consumer products companies, and plaintiffs have commenced legal actions against several food companies that market “natural” products and/or product ingredients, asserting false, misleading and deceptive advertising and labeling claims, including claims related to genetically modified ingredients. In limited circumstances, the FDA has taken regulatory action against products labeled “natural” that contain synthetic ingredients, chemicals, processing and/or components. As a result of such legal or regulatory challenges, consumers may avoid purchasing products from us or seek alternatives, even if the basis for the claim is unfounded.

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Laws and regulations related to the use or disposal of plastics or other packaging materials can adversely affect our business and financial performance.

We rely on diverse packaging solutions to safely deliver products to our customers and consumers. Certain of our products are sold in packaging designed to be recyclable, commercially compostable, biodegradable or reusable. However, not all packaging is recovered, whether due to lack of infrastructure, improper disposal or otherwise, and certain of our packaging is not currently recyclable, commercially compostable, biodegradable or reusable. Packaging waste not properly disposed of that displays one or more of our brands has in the past resulted in and could continue to result in negative publicity, litigation, government investigations or other action or reduced consumer demand for our products, adversely affecting our financial performance. Many jurisdictions in which our products are sold have imposed or are considering imposing laws, regulations or policies intended to encourage the use of sustainable packaging, waste reduction, increased recycling rates or decreased use of single-use plastics or to restrict the sale of products utilizing certain packaging. These laws, regulations and policies vary in form and scope and include extended producer responsibility policies, plastic or packaging taxes, minimum recycled content requirements, restrictions on certain products and materials, restrictions or bans on the use of certain types of packaging, including single-use plastics and packaging containing PFAS, restrictions on labelling related to recyclability, requirements to charge deposit fees and requirements to scale reusable or refillable packaging. For example, the European Union and certain states in the United States, among other jurisdictions, have imposed a minimum recycled content requirement for beverage bottle packaging and similar legislation is under consideration in other jurisdictions. These laws and regulations have in the past increased and could continue to increase the cost of our products, impact demand for our products, result in negative publicity and require us and our business partners, including our independent co-packers, to increase capital expenditures to invest in reducing the amount of virgin plastic or other materials used in our packaging, to develop alternative packaging or to revise product labelling, all of which can adversely affect our business and financial performance.

Our manufacturing process is not patented.

None of the manufacturing processes used in producing our products are subject to a patent or similar intellectual property protection. Our only protection against a third-party using our recipes and processes is confidentiality agreements with the companies that produce our beverages and with our employees who have knowledge of such processes. If our competitors develop substantially equivalent proprietary information or otherwise obtain access to our knowledge, we will have greater difficulty in competing with them for business, and our market share could decline.

If we are unable to adequately protect our intellectual property rights, or if we are found to infringe on the intellectual property rights of others, our business can be adversely affected.

We possess intellectual property rights that are important to our business, including ingredient formulas, trademarks, copyrights, business processes and other trade secrets. The laws of various jurisdictions in which we operate have differing levels of protection of intellectual property. Our competitive position and the value of our products and brands can be reduced and our business adversely affected if we fail to obtain or adequately protect our intellectual property, including our ingredient formulas, or if there is a change in law that limits or removes the current legal protections afforded our intellectual property.

We cannot assure you that the steps we have taken to protect our intellectual property rights are adequate, that our intellectual property rights can be successfully defended and asserted in the future or that third parties will not infringe upon or misappropriate any such rights. Failure to protect our rights could also prevent us from entering into new markets or territories in the future. Moreover, intellectual property disputes, proceedings, misappropriation or infringement claims may result in a significant distraction for management, diversion of resources, and significant expense, which may not be recoverable regardless of whether we are successful. Such proceedings may be protracted with no certainty of success, and an adverse outcome could subject us to liabilities, force us to cease use of certain trademarks or other intellectual property or force us to enter into licenses with others. Any one of these occurrences may have an adverse effect on our business, financial condition and results of operations.

Also, in the course of developing new products or improving the quality of existing products, we could in the future infringe or be alleged to infringe, on the intellectual property rights of others. Such infringement or allegations of infringement could result in expensive litigation and damages, damage to our reputation, disruption to our operations, injunctions against development, manufacturing, use and/or sale of certain products, inventory write-offs or other limitations on our ability to introduce new products or improve the quality of existing products, resulting in an adverse effect on our business.

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Failure to comply with laws and regulations applicable to our business can adversely affect our business.

The conduct of our business is subject to numerous laws and regulations relating to the production, storage, distribution, sale, display, advertising, marketing, labelling, content (including whether a product contains genetically engineered ingredients), quality, safety, transportation, supply chain, traceability, sourcing (including pesticide use), packaging, disposal, recycling and use of our products or raw materials, employment and occupational health and safety, environmental, social and governance matters and reporting (including climate change), machine learning and artificial intelligence and data privacy and protection. The imposition of new laws, changes in laws or regulatory requirements or changing interpretations thereof, changes in the enforcement priorities of regulators, and differing or competing regulations and standards across the markets where our products or raw materials are made, manufactured, distributed or sold, have in the past and could continue to result in higher compliance costs, capital expenditures and higher production costs, resulting in adverse effects on our business. For example, increasing governmental and societal attention to environmental, social and governance matters has resulted and could continue to result in new laws or regulatory requirements, including expanded disclosure requirements that are expected to continue to expand the nature, scope and complexity of matters on which we are required to report. In addition, the entry into new markets or categories has resulted in and could continue to result in our business being subject to additional regulations resulting in higher compliance costs. If one jurisdiction imposes or proposes to impose new laws or regulations that impact the manufacture, distribution or sale of our products, other jurisdictions may follow. Failure to comply with such laws or regulations (or allegations thereof) can subject us to criminal or civil investigations or enforcement actions, including voluntary and involuntary document requests, fines, injunctions, product recalls, penalties, disgorgement of profits or activity restrictions, all of which can adversely affect our business.

Potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations inherent in our business can have an adverse impact on our business.

We have been party to a variety of litigation, claims, legal or regulatory proceedings, inquiries and investigations, including but not limited to disputes with our contractors, matters related to our ingredients, personal injury and employment, matters. These matters are uncertain and there is no guarantee that we will be successful in defending ourselves or that our assessment of the materiality of these matters and the likely outcome or potential losses and established reserves will be consistent with the ultimate outcome of such matters. Responding to these matters, even those that are ultimately non-meritorious, requires us to incur significant expense and devote significant resources, and may generate adverse publicity that damages our reputation or brand image. Any of the foregoing can adversely affect our business.

Regulations concerning our alcohol beverages may adversely affect our business, financial condition or results of operations.

Governmental agencies heavily regulate the alcohol beverage industry. In particular, they monitor and regulate licensing, warehousing, trade and pricing practices, permitted and required labelling, including warning labels, signage, advertising, relations with wholesalers and retailers, and, in control states, product listings. There may also be a focus on companies with established non-alcohol beverages lines of business that have expanded into the alcohol beverage industry, since marketing practices that are acceptable in the non-alcohol space may have regulatory challenges in the alcohol space. In addition, other countries in which we may sell alcohol beverages could impose duties, excise taxes and/or other related taxes. If, in the future, we are unable to comply with certain regulations, sales of our products could decrease significantly. Additionally, if such agencies or jurisdictions, foreign or domestic, choose to implement new or revised laws, regulations, fees, taxes, or other such requirements, our business could be adversely affected. If such governmental bodies require increased additional product labelling, warning requirements, or limitations on the marketing or sale of our alcohol products due to their contents or allegations concerning their potential to cause adverse health effects, our sales of alcohol beverages may be adversely affected.

Risks Related to Environmental Matters

Significant changes to or failure to comply with various environmental laws may expose our co-packers to liability or cause them to close, relocate or operate at reduced production levels, which could adversely affect our business, financial condition and results of operations.

Our co-packers are subject to a wide and increasingly broad array of federal, state, regional, local, and international environmental laws, including statutes and regulations, which aim to regulate emissions and impacts to air, land, and water. Their operations may result in odors, noise, or other pollutants being emitted. Failure to comply with any environmental laws or any future changes to them could result in alleged harm to employees or others near facilities. Significant costs to satisfy environmental compliance, remediation or compensatory requirements, or the imposition of penalties or restrictions on operations by governmental agencies or courts may adversely affect our business, financial condition, and results of operations. Increasing concern over sustainability matters, including climate change, will likely result in new or revised laws and regulations aimed at reducing or mitigating the potential effects of greenhouse gases, restricting or increasing the costs of commercial water use due to local water scarcity concerns, or increasing mandatory reporting of certain sustainability metrics, such as recycling.

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Water scarcity and poor quality could negatively impact our costs and capacity.

Water is a main ingredient in substantially all of our products, it is vital to the production of the agricultural ingredients on which our business relies and is needed in our manufacturing process. Lack of available water of acceptable quality, actions by governmental and non-governmental organizations, investors, customers and consumers on water scarcity and increasing pressure to conserve and replenish water in areas of scarcity and stress, including due to the effects of climate change, can lead to: supply chain disruption; adverse effects on our operations or the operations of our business partners; higher compliance costs; increased capital expenditures; higher production costs, including less favorable pricing for water; perception of our failure to act responsibly with respect to water use or to effectively respond to legal or regulatory requirements concerning water scarcity; or damage to our reputation, any of which can adversely affect our business.

Climate change and legal or regulatory responses thereto may have a long-term adverse impact on our business and results of operations.

There is increasing concern that a gradual increase in global average temperatures due to increased concentration of carbon dioxide and other greenhouse gases in the atmosphere will cause significant changes in weather patterns around the globe and an increase in the frequency and severity of natural disasters. Decreased agricultural productivity in certain regions of the world as a result of changing weather patterns may limit the availability or increase the cost of key agricultural commodities, which are important sources of ingredients for our products, and could impact the food security of communities around the world. Agricultural products that make up a significant portion of our raw materials, including organic ginger and cane sugar, are particularly vulnerable to changing weather patterns. Unpredictability and reduced agricultural yields could significantly increase our costs and impair our production capabilities. Climate change may also exacerbate water scarcity and cause a further deterioration of water quality in affected regions, which could limit water availability for our independent co-packers. Increased frequency or duration of extreme weather conditions could also impair production capabilities, disrupt our supply chain or impact demand for our products. Increasing concern over climate change also may result in additional legal or regulatory requirements designed to reduce or mitigate the effects of carbon dioxide and other greenhouse gas emissions on the environment. Increased energy or compliance costs and expenses due to increased legal or regulatory requirements may cause disruptions in, or an increase in the costs associated with, the manufacturing and distribution of our beverage products. There is an increased focus in many jurisdictions in which our products are manufactured, distributed or sold regarding environmental policies relating to climate change, biodiversity loss, regulating greenhouse gas emissions and energy policies and sustainability. This increased focus may result in new or increased legal and regulatory requirements, such as potential carbon pricing programs or revised product labelling requirements or other regulatory measures, which could result in significant increased costs. The effects of climate change and legal or regulatory initiatives to address climate change could have a long-term adverse impact on our business and results of operations.

Risks Related to Ownership of Our Common Stock and General Matters

Our largest stockholder’s preemptive right could dissuade a strategic investor from making an investment in the Company.

Our largest stockholder, D&D, holds a preemptive right to purchase its pro-rata share, based on the ratio of shares of our common stock it owns to all the outstanding shares of our common stock, of any investment in our equity securities or equity-linked securities. As of the date of this prospectus, D&D beneficially owns approximately % of our common stock. As such, D&D’s exercise of its preemptive right could serve to dissuade a new strategic investor from proposing an investment in us or significantly decrease the size of a new investor’s investment.

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We do not intend to pay dividends for the foreseeable future and, as a result, stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. In addition, the terms of the Senior Secured Facility restrict our ability to pay dividends. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

Our amended and restated bylaws, as currently in effect, and second amended and restated bylaws (the “Bylaws”), as will become effective upon the listing of our common stock on the NYSE American, designate the Delaware Court of Chancery or Delaware state or United States federal district courts as the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit such stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, other employees or other stockholders.

Our Bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of claims or causes of action under Delaware statutory or common law: any derivative claims or causes of action brought on our behalf; any claims or causes of action asserting a breach of a fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation, or our Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. In addition, our Bylaws provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Such provisions are intended to benefit and may be enforced by us and our officers and directors, employees and agents.

These provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find either choice of forum provisions contained in our Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

Global economic uncertainty and unfavorable global economic conditions caused by political instability, changes in trade agreements and conflicts, such as the Russia-Ukraine conflict and the conflict in the Middle East, could adversely affect our business, financial condition, results of operations or prospects.

Our business, financial condition, results of operations or prospects could be adversely affected by unstable economic and political conditions within the United States and foreign jurisdictions, including as a result of an economic downturn and geopolitical events, such as changes in U.S. federal policy that affect the geopolitical landscape. Changes to policy implemented by the U.S. Congress, the Trump administration or any new administration have impacted and may in the future impact, among other things, the U.S. and global economy, international trade relations, unemployment, immigration, healthcare, taxation, the U.S. regulatory environment, inflation and other areas. The recent announcements of substantial new tariffs and other restrictive trade policies have created a dynamic and unpredictable trade landscape, which may adversely impact our business. Current or future tariffs or other restrictive trade measures may raise the costs of raw materials, components or finished goods, which may adversely impact both our product offerings and our operational expenses. Such cost increases may reduce our margins and require us to increase prices, which could harm our competitive position, reduce customer demand and damage customer relationships. Our manufacturers, suppliers and distribution channels are also affected by the current trade environment, and we may experience supply chain disruptions as a result of increased costs and uncertainty, as well as risks to the long-term viability of key vendors, which may impact our ability to meet customer demand or manage inventory efficiently. Tariff and other trade-related cost pressures and supply chain disruptions may lead to reputational harm if we are unable to deliver products or services on expected timelines or if any price increases are poorly received by customers or business partners.

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Political tensions as a result of trade policies could reduce trade volume, investment, technological exchange and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets. Any changes in political, trade, regulatory, and economic conditions, including U.S. trade policies, could have a material adverse effect on our financial condition or results of operations. We have experienced, and may continue to experience, moderate inflationary impact because of recent trade and political tensions, include tariff discussions, between the United States and other countries. Ongoing tariff, trade restrictions and macroeconomic uncertainty has and may continue to contribute to volatility in the price of our common stock. Ongoing uncertainty regarding trade policies may also complicate our short- and long-term strategic planning, and that of our partners and customers, including decisions regarding hiring, product strategy, capital investment, supply chain design and geographic expansion.

While we continue to monitor trade developments, the ultimate impact of these risks remains uncertain and any prolonged economic downturn, escalation in trade tensions, or deterioration in international perception of U.S.-based companies could materially and adversely affect our business, results of operations, financial condition and prospects.

In addition, the current military conflict between Russia and Ukraine and the armed conflict in Israel and the Gaza Strip could disrupt or otherwise adversely impact our operations and those of third parties upon which we rely. Related sanctions, export controls or other actions that may be initiated by nations including the United States, the EU or Russia (e.g., potential cyberattacks, disruption of energy flows, etc.), which could adversely affect our business and/or our supply chain and other third parties with which we conduct business. A severe or prolonged economic downturn or political unrest could result in a variety of risks to our business, including but not limited to weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain our suppliers, possibly resulting in supply disruption, or cause our customers to delay making payments for our services. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current political and economic climate and financial market conditions could adversely impact our business.

Changes in economic conditions can adversely impact our business.

Many of the jurisdictions in which our products are sold have experienced and could continue to experience uncertain or unfavorable economic conditions, such as high inflation and adverse changes in interest rates, tax laws or tax rates, including as a result of geopolitical events. These uncertain or unfavorable economic conditions have resulted in and could continue to result in recessions or economic slowdowns; volatile commodity markets; labor shortages; highly inflationary economies; and stimulus measures. In 2024, we experienced moderate inflation. In addition, we cannot predict how current or future economic conditions will affect our business partners, including financial institutions with whom we do business, and any negative impact on any of the foregoing may also have an adverse impact on our business. Furthermore, if our business continues to grow, we may continue to expand our international operations, and our exposure to foreign currency exchange rate risk could increase. Fluctuations in exchange rates, including as a result of inflation, central bank monetary policies, currency controls or other currency exchange restrictions or geopolitical instability could have an adverse impact on our financial performance.

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Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are subject to the periodic reporting requirements of the Exchange Act. We have designed our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

However, any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system will be met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We are a “smaller reporting company” and we cannot be certain if the reduced reporting requirements applicable to “smaller reporting companies” will make our common stock less attractive to investors.

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a “smaller reporting company” until (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million as of the prior June 30.

Our designation as a “smaller reporting company,” allows us to take advantage of many of the same exemptions from disclosure requirements, including presenting only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K not being required to comply with the independent auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.

The following risks, some of which have occurred and any of which may occur in the future, can have a material adverse effect on our business or financial performance, which in turn can affect the price of our publicly traded securities. These are not the only risks we face. There may be other risks we are not currently aware of or that we currently deem not to be material but that may become material in the future.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this prospectus, including statements regarding our plans, objectives, goals, strategies, future events, future revenues or performance, financing needs, plans, or intentions relating to our business, products, markets and industry trends and other information referred to under the sections titled “Prospectus Summary” and “Risk Factors” in this prospectus and the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report on Form 10-K for the year ended December 31, 2024 and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference herein, are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” or “would,” or the negative of these words or other similar terms or expressions.

These statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our expectations regarding consumers diverting their consumption from mainstream beverages containing artificial ingredients, and our ability to provide natural alternatives;

●	our ability to continue to adapt to and accommodate consumer preferences;

●	the impact of rising costs, interest rates, and inflation on the discretionary income of our consumers, their spending power and demand for our products;

●	the impact of any supply chain disruptions and volatility in commodity prices due to geopolitical tensions, such as the conflict between Ukraine and Russia and the conflict in the Middle East, international trade relations and tariffs, and other macroeconomic factors;

●	our ability to absorb, mitigate or pass on cost increases to our bottlers, distributors and/or customers;

●	the impact of logistical issues and delays;

●	our ability to effectively manage our inventories and/or our accounts receivables;

●	our ability to continue to generate sufficient cash flows to support our expansion plans and general operating activities;

●	changes in demand that are weather, or season related and/or for other reasons, including changes in product category and/or package consumption and changes in cost and availability of certain key ingredients including aluminum cans, as well as disruptions to the supply chain, as a result of climate change and poor or extreme weather conditions;

●	the impact on our business of competitive products and pricing pressures and our ability to gain or maintain our share of sales in the marketplace as a result of actions by competitors;

●	our ability to implement and/or maintain price increases, including through reductions in promotional allowances;

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●	the effectiveness of sales and/or marketing efforts by us and/or by distributors of our products, most of whom distribute products that may be regarded as competitive with our products;

●	the costs and/or effectiveness, now or in the future, of our advertising, marketing and promotional strategies;

●	the failure of our co-packers to manufacture our products on a timely basis or at all;

●	our ability to make suitable arrangements and/or procure sufficient capacity for the co-packing of any of our products, the timely replacement of discontinued co-packing arrangements and/or limitations on co-packing availability;

●	volatility of stock prices which may restrict stock sales, stock purchases or other opportunities as well as negatively impact the motivation of equity award grantees;

●	any disruption in and/or lack of effectiveness of our information technology systems, including a breach of cyber security, which disrupts our business or negatively impacts customer relationships, as well as cybersecurity incidents involving data shared with third parties;

●	the imposition of additional regulation imposing excise taxes and/or sales taxes on sweetened beverages or alcoholic beverages;

●	recruitment and retention of senior management, other key employees and our employee base in general;

●	our ability to comply with the terms of our current and future loan agreements and our expectations regarding our ability to access additional tranches thereunder;

●	the accuracy of our estimates regarding future expenses, future revenue, capital requirements, and need for additional financing; and

●	our anticipated use of the proceeds from this offering.

These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. We discuss many of the risks associated with the forward-looking statements in this prospectus in greater detail under the heading “Risk Factors” included in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, both of which reports are incorporated by reference herein. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events, or otherwise.

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MARKET AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein contain estimates, projections, and other information concerning our industry, our business, and the markets for our products, including data regarding the estimated size of such markets. Unless otherwise expressly stated, we obtained the industry, market, and similar data set forth in this prospectus from our internal estimates and research and from academic and industry research, publications, surveys, and studies conducted by third parties, including governmental agencies. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of information in any paragraph, you should assume that other information of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and involves a number of assumptions and limitations; as a result, actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, both of which reports are incorporated by reference herein. Although we are responsible for all of the disclosure contained in this prospectus and the documents incorporated by reference herein and we believe that the data we use from third parties are reliable, we have not separately verified this data. Further, while we believe that our internal research is reliable, such research has not been verified by any third party. You are cautioned not to give undue weight to any such information, projections, and estimates.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $9.0 million (or approximately $10.4 million if the underwriters’ option to purchase additional shares and accompanying warrants is exercised in full) from the sale of the shares of common stock and accompanying warrants offered by us in this offering, based on an assumed public offering price of $6.32 per share and accompanying warrant, which is the last reported sale price of our common stock on the OTCQX Best Market on December 1, 2025, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. If all of the warrants sold in this offering were to be exercised, we would receive additional gross proceeds of approximately $         million.

Each $1.00 increase (decrease) in the assumed public offering price of $6.32 per share and accompanying warrant would increase (decrease) the net proceeds to us from this offering by $1.5 million, assuming the number of shares of common stock and accompanying warrants offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 1,000,000 shares in the number of shares of common stock and accompanying warrants offered by us, as set forth on the cover page of this prospectus, would increase (decrease) our net proceeds from this offering by $5.9 million, assuming the assumed public offering price remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, to fund growth initiatives, working capital and other general corporate purposes, which may include repayment of debt.

We may also use a portion of the net proceeds from this offering to acquire, or invest in complementary businesses, technologies, products, or assets. However, we have no current plans, commitments, or obligations to do so.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the factors described under “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, both of which reports are incorporated herein by reference, as well as the amount of cash used in our operations and any unforeseen cash needs. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering.

Pending the use of the proceeds from this offering, we plan to invest the proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit, or direct or guaranteed obligations of the U.S. government.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. As of the date of this prospectus, shares of our Series A convertible preferred stock will have accrued approximately $18,824 in unpaid dividends, which are payable, at our option, in cash or shares of our common stock. We currently intend to retain all available funds and future earnings, if any, to support our operations and finance the growth and development of our business. We have no present intention to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions (including any restrictions in our then-existing debt arrangements), business prospects, and other factors our board of directors may deem relevant, and subject to the restrictions contained in any future financing instruments. In addition, the terms of our Loan Agreement restrict our ability to pay dividends. Investors should not purchase our common stock with the expectation of receiving cash dividends.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2025:

●	on an actual basis (as adjusted for the Reverse Stock Split); and

●	on an as adjusted basis, giving effect to the issuance and sale of 1,582,280 shares of our common stock and accompanying warrants to purchase 1,582,280 shares of common stock in this offering, at an assumed public offering price of $6.32 per share and accompanying warrant, which is the last reported sale price of our common stock on the OTCQX Best Market on December 1, 2025, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any warrants issued in this offering.

The as adjusted information below is illustrative only, and our cash and capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this information in conjunction with our unaudited condensed consolidated financial statements and the related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which are incorporated by reference herein.

	As of September 30, 2025
	Actual	As Adjusted(1)
	(in thousands, except share and per share data)
Cash	$4,136	$13,136
Senior secured loan, net of deferred financing costs of $90	$9,160	$9,160
Stockholders’ equity:
Series A convertible preferred stock, $10 par value: 500,000 shares authorized, 9,411 shares issued and outstanding, actual and as adjusted	94	94
Common stock, $.0001 par value: 60,000,000 shares authorized, 8,945,454 shares issued and outstanding, actual; 10,271,714 shares issued and outstanding, as adjusted	1	1
Additional paid-in capital	166,612	175,612
Accumulated deficit	(163,950)	(163,950)
Total stockholders’ equity	2,757	11,757
Total capitalization	$11,917	$20,917

(1)	Each $1.00 increase or decrease in the assumed public offering price of $6.32 per share and accompanying warrant would increase or decrease the as adjusted amount of each of cash, additional paid-in capital, total stockholders’ equity and total capitalization by $1.5 million, $5.6 million, $5.6 million and $5.6 million, respectively, assuming that the number of shares and accompanying warrants offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 1.0 million in the number of shares and accompanying warrants offered by us would increase or decrease the as adjusted amount of each of cash, additional paid-in capital, total stockholders’ equity and total capitalization by $5.8 million, $10.0 million, $10.0 million and $10.0 million, respectively, assuming no change in the assumed public offering price per share and accompanying warrant and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

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The number of shares of our common stock to be outstanding after this offering is based 8,945,454 (after giving effect to the Reverse Stock Split) on shares of common stock outstanding as of September 30, 2025, which excludes:

●	125 shares of common stock issuable upon conversion of 9,411 outstanding shares of Series A convertible preferred stock;

●	47,072 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2025 under the 2017 Plan, the 2020 Plan and the 2024 Inducement Plan, at a weighted-average exercise price of $119.16 per share;

●	44,595 shares of common stock reserved for future issuance under the 2020 Plan and the 2024 Inducement Plan; and

●	91,550 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, with a weighted-average exercise price of $52.32 per share.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and accompanying warrant and the as adjusted net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of September 30, 2025 was $2.1 million, or $0.24 per share of common stock (after giving effect to the Reverse Stock Split). Our historical net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the total number of shares of common stock outstanding as of September 30, 2025 (after giving effect to the Reverse Stock Split).

After giving effect to our issuance and sale of 1,582,280 shares of our common stock and accompanying warrants to purchase 1,582,280 shares of common stock that we are offering at an assumed public offering price of $6.32 per share and accompanying warrant, which is the last reported sale price of our common stock on the OTCQX Best Market on December 1, 2025, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any warrants issued in this offering, our as adjusted net tangible book value as of September 30, 2025 would have been $11.1 million, or approximately $1.06 per share of common stock.

This amount represents an immediate increase in net tangible book value of $0.82 per share to our existing stockholders and an immediate dilution of approximately $5.26 per share to new investors participating in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share and accompanying warrant paid by new investors. The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share and accompanying warrant		$6.32
Historical net tangible book value per share as of September 30, 2025	$0.24
Increase in net tangible book value per share attributable to this offering	0.82
As adjusted net tangible book value per share after this offering		1.06
Dilution per share to new investors participating in this offering		$5.26

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

Each $1.00 increase in the assumed public offering price of $6.32 per share would increase our as adjusted net tangible book value per share after this offering by $0.13 and the dilution per share to new investors purchasing shares of common stock and accompanying warrants in this offering by $0.87, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any warrants issued in this offering.

Each $1.00 decrease in the assumed public offering price of $6.32 would decrease our as adjusted net tangible book value per share after this offering by $0.14 and the dilution per share to new investors purchasing shares of common stock and accompanying warrants in this offering by $0.86, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any warrants issued in this offering.

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An increase of 1.0 million shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase our as adjusted net tangible book value per share after this offering by $0.41 and decrease the dilution per share to new investors purchasing shares of common stock and accompanying warrants in this offering by $0.41 assuming no change in the assumed public offering price per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any warrants issued in this offering.

A decrease of 1.0 million shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would decrease our as adjusted net tangible book value per share after this offering by $0.51 and increase the dilution per share to new investors purchasing shares of common stock and accompanying warrants in this offering by $0.51 assuming no change in the assumed public offering price and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any warrants issued in this offering.

If the underwriters exercise their option to purchase additional shares of our common stock in full in this offering, the as adjusted net tangible book value after the offering would be $1.16 per share, the increase in net tangible book value to existing stockholders would be $0.93 per share, and the dilution to new investors would be $5.16 per share, in each case based on the assumed public offering price of $6.32 per share and accompanying warrant, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any warrants issued in this offering.

The number of shares of our common stock to be outstanding after this offering is based on 8,945,454 shares of common stock outstanding as of September 30, 2025, after giving effect to the Reverse Stock Split, which excludes:

●	125 shares of common stock issuable upon conversion of 9,411 outstanding shares of Series A convertible preferred stock;

●	47,072 shares of common stock issuable upon the exercise of outstanding stock options as of September 30, 2025 under the 2017 Plan, the 2020 Plan and the 2024 Inducement Plan, at a weighted-average exercise price of $119.16 per share;

●	44,595 shares of common stock reserved for future issuance under the 2020 Plan and the 2024 Inducement Plan; and

●	91,550 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2025, with an exercise price of $52.32 per share.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our capital stock as of October 31, 2025 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	all of our current executive officers and directors as a group.

The percentage ownership information shown in the table prior to this offering is based on 8,945,454 shares of common stock outstanding as of October 31, 2025. The percentage ownership information shown in the table after this offering is based on 10,527,734 shares of common stock outstanding, assuming the sale of 1,582,280 shares of common stock by us in this offering and no exercise by the underwriters of their option to purchase additional shares. All share information presented in the table gives effect to the Reverse Stock Split.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before December 31, 2025, which is 60 days after October 31, 2025. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe based on information provided to us, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The table below excludes any potential purchases in this offering by the beneficial owners identified in the table below.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Reed’s, Inc., 501 Merritt 7 Corporate Park, Norwalk, Connecticut 06851.

	Number of Shares	Percentage of Shares Beneficially Owned
Name and Address of Beneficial Owner	Beneficially Owned	Before Offering	After Offering
Greater Than 5% Stockholders:
D&D Source of Life Holding Ltd.(1)	4,745,420	52.8%	45.0%
Named Executive Officers and Directors:
Norman E. Snyder, Jr.(2)	14,996	*	*
Joann Tinnelly(3)	5,832	*	*
Chris Burleson(4)	4,026	*	*
Shufen Deng	—	—	—
Cyril A. Wallace, Jr.	—	—	—
Sam Van	—	—	—
Rudolf J. M. Bakker	—	—	—
Michael C. Tu	—	—	—
All current executive officers and directors as a group (8 persons)	—	—	—

*	Represents beneficial ownership of less than 1%.

(1)	This information has been obtained from a Schedule 13D filed on June 11, 2025 by entities affiliated with D&D. Consists of (a) 4,706,735 shares of common stock held by D&D and (b) 38,685 shares of common stock issuable upon the exercise of certain warrants held by D&D. All outstanding shares of D&D are held by Era Regenerative Medicine Ltd. (“ERM”), a holding company. Dai Siqi is the sole director of ERM, and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by D&D. Dai Siqi disclaims beneficial ownership in the securities held by D&D except for his pecuniary interest therein as sole director of ERM. The address of D&D is Genesis Building, 5th Floor, Genesis Close, George Town, PO Box 446, Grand Cayman, Cayman Islands, KY1-1106. The address of each of ERM and Dai Siqi is Unit 8, 3/F, Qwomar Trading Complex, Blackburne Road, Port Purcell, Road Town Tortola, D8, VG1110.

(2)	Mr. Snyder retired from his roles as Chief Executive Officer and a member of our board of directors in April 2025. This information has been partly obtained from filings under Section 16 of the Exchange Act. Consists of (a) 3,193 shares of common stock, (b) 11,327 shares of common stock subject to outstanding stock options that are exercisable within 60 days of October 31, 2025 and (d) 476 shares issuable upon the exercise of warrants to purchase common stock.

(3)	Ms. Tinnelly ceased serving as Chief Accounting Officer in July 2025. This information has been partly obtained from filings under Section 16 of the Exchange Act. Consists of (a) 614 shares of common stock and (b) 5,218 shares of common stock subject to outstanding stock options that are exercisable within 60 days of October 31, 2025.

(4)	Mr. Burleson resigned from his role as Chief Commercial Officer in September 2025. This information has been partly obtained from filings under Section 16 of the Exchange Act.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our Certificate, as currently in effect, and our Bylaws, as will become effective upon the listing of our common stock on the NYSE American, are summaries and are qualified by reference to the Certificate and the Bylaws, which are included as exhibits to the registration statement of which this prospectus is part.

The following description does not summarize the terms of the warrants offered in this offering. For a description summarizing the important terms of the warrants, please refer to the section titled “Description of Securities we are Offering”.

General

The Certificate authorizes us to issue up to 60,000,000 shares of common stock, par value $0.0001 per share, and 500,000 shares of preferred stock, par value $10.0 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

On October 31, 2025, we effectuated the Reverse Stock Split and our common stock began trading on a Reverse Stock Split-adjusted basis on the OTCQX Best Market on November 3, 2025 under the existing trading symbol “REED.”

As a result of the Reverse Stock Split, every six shares of issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares were issued in connection with the Reverse Stock Split and stockholders who otherwise would be entitled to receive fractional shares of common stock received cash in lieu thereof. The Reverse Stock Split reduced the number of shares of common stock outstanding on the effective date of the Reverse Stock Split from 53,673,722 shares to 8,945,454 shares. The number of authorized shares of common stock remains unchanged at 60,000,000 shares.

Proportionate adjustments have been made to the per share exercise price and the number of shares of common stock that may be purchased upon exercise of outstanding stock options and warrants for common stock, and to the number of shares of common stock reserved for future issuance pursuant to the 2020 Plan and 2024 Inducement Plan.

Common Stock

Voting

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights, Preferences, and Privileges

Except as described below, holders of our common stock have no preemptive, conversion, or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of our Series A convertible preferred stock and any other series of preferred stock that we may designate and issue in the future.

Pursuant to the Shareholders Agreement, dated as of May 25, 2023, as amended on January 24, 2025, by and between us and D&D, we agreed to provide contractual preemptive rights to D&D. If, at any time, we (or any of our subsidiaries or affiliates) propose to issue equity securities or any securities convertible into or having the rights to purchase any equity securities, then we shall first offer in writing to sell such securities to D&D on the same terms and conditions as proposed by us to any other investors, subject to certain exceptions. In such event, D&D has the option to purchase its pro rata portion of the securities proposed to be offered, calculated on a fully diluted basis, at the price and upon the terms set forth in such writing.

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Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Preferred Stock

Under our Certificate, our board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations, or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Series A Convertible Preferred Stock

As of September 30, 2025, 9,411 shares of Series A convertible preferred stock were outstanding. In connection with the Reverse Stock Split, the conversion terms of our Series A convertible preferred stock were adjusted automatically to cause each share of Series A convertible preferred stock to be convertible into the number of shares of common stock that would have been issuable if all of the outstanding shares of the Series A convertible preferred stock were converted into common stock immediately prior to the effective time of the Reverse Stock Split. Accordingly, each share of our Series A convertible preferred stock is convertible, at any time by the holder, into 0.0133 shares of our common stock, subject to further adjustment in the event of stock splits, reverse stock splits, stock dividends, recapitalization, reclassification, and similar transactions.

Dividends on our Series A convertible preferred stock are payable at the rate of 5% annually, pro-rata and non-cumulative. The dividend can be paid in cash or, at the discretion of our board of directors, in shares of common stock based on its then fair market value. We cannot declare or pay any dividend on shares of our common stock until the holders of the Series A convertible preferred stock have received their annual dividend. In addition, the holders of the Series A convertible preferred stock are entitled to receive pro rata distributions of dividends on an “as converted” basis with the holders of our common stock.

Except as provided by law, the holders of our Series A convertible preferred stock do not have the right to vote on any matters, including the election of directors. However, so long as any shares of the Series A convertible preferred stock are outstanding, we shall not, without the approval of holders holding a majority of the Series A convertible preferred stock, authorize or issue any equity security having a preference over the Series A convertible preferred stock with respect to dividends, liquidation, redemption or voting, including any other security convertible into or exercisable for any senior preferred stock.

In the event of any liquidation, dissolution or winding up of the company, or if there is a change of control event, the holders of our Series A convertible preferred stock are entitled to receive, prior to distributions to the holders of common stock, $10.00 per share plus all accrued and unpaid dividends. Thereafter, all remaining assets are distributed pro rata among all security holders. Since June 30, 2008, we have the right, but not the obligation, to redeem all or any portion of the Series A convertible preferred stock at $10.00 per share, the original issue price, plus all accrued and unpaid dividends.

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Options

As of September 30, 2025, 47,072 shares of common stock were issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $119.16 per share (after giving effect to the Reverse Stock Split).

Warrants to Purchase Common Stock

As of September 30, 2025, there were 91,550 shares of common stock issuable upon the exercise of warrants outstanding, at a weighted average exercise price of $52.32 per share (after giving effect to the Reverse Stock Split). Each warrant entitles the registered holder to purchase one share of common stock at a price per share described below and subject to adjustment as discussed below.

Exercisability

The warrants may be converted into shares of common stock at the applicable holder’s option.

Exercise Price

The exercise price per share of common stock purchasable upon exercise of the warrants (after giving effect to the Reverse Stock Split) is:

●	$192.00	as to 3,334 warrants outstanding;

●	$15.00	as to 52,225 warrants outstanding;

●	$138.00	as to 5,000 warrants outstanding; and

●	$86.34	as to 30,991 warrants outstanding.

Expiration

The warrants will expire on:

●	December 11, 2025 as to 3,334 warrants outstanding;

●	November 26, 2026 as to 52,225 warrants outstanding;

●	September 13, 2027 as to 5,000 warrants outstanding; and

●	May 19, 2026 as to 30,991 warrants outstanding.

Transferability

Subject to applicable laws, the warrants may be transferred at the option of the holders upon completion and delivery to us of a written assignment.

Adjustments; Change in Control Transaction

The exercise price and shares of common stock issuable upon exercise of the outstanding warrants are subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. Further, the exercise price and shares of common stock issuable upon exercise of the warrants are subject to appropriate adjustment in the event we consummate certain change in control or capital reorganization transactions as set forth in such warrant.

In addition, with respect to 91,550 warrants outstanding as of September 30, 2025 (after giving effect to the Reverse Stock Split), in the event we grant, issue or sell any shares of common stock (or securities convertible or exchangeable into common stock) or rights to purchase stock, warrants, securities or other property pro rata to all (or substantially all) of the record holders of any class of shares of common stock (the “Purchase Rights”), then the holders of certain outstanding warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the applicable holder could have acquired if such holder had held the number of shares of common stock acquirable upon complete exercise of the warrant immediately before the date of the grant, issuance or sale of such Purchase Rights.

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Registration Rights

Certain holders of shares of our common stock are entitled to certain rights with respect to registration of such shares under the Securities Act pursuant to the terms of certain registration rights agreements. The registration rights agreements also contain customary provisions relating to expenses and indemnification. We have filed registration statements on Form S-1 for the registration of such registrable securities for resale, and have agreed to maintain the effectiveness of such registration statements until the date on which all of such registrable securities have been sold by the holders or such securities have become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144, among other things.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Second Amended and Restated Bylaws, and Delaware Law

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 ⅔% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder (in one transaction or a series of transactions);

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or of such subsidiary to the interested stockholder;

●	any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect, directly or indirectly, of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	any receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

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Certificate of Incorporation and Second Amended and Restated Bylaws

Provisions of our Certificate and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

For example, our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The board of directors is also authorized to adopt, amend or repeal our Bylaws (provided, however, that no such adoption, amendment, or repeal shall be valid with respect to bylaw provisions which have been adopted, amended, or repealed by the stockholders; and further provided, that bylaw provisions adopted or amended by the board of directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders) which could delay, defer or prevent a change in control.

Choice of Forum

Our Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware and any appellate court therefrom shall be the sole and exclusive forum for: (a) any derivative claim or cause of action brought on behalf of the Company; (b) any claim or cause of action that is based upon a violation of a duty owed by any current or former director, officer, other employee or stockholder of the Company, to the Company or the Company’s stockholders; (c) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the Delaware General Corporation Law, the Certificate or Bylaws; (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate or Bylaws (including any right, obligation, or remedy thereunder); (e) any claim or cause of action as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; and (f) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal affairs doctrine or otherwise related to the Company’s internal affairs, in all cases to the fullest extent permitted by applicable law; provided, however, that if such court does not have, or declines to accept, jurisdiction over such a claim or cause of action, then the United States District Court for the District of Delaware shall be the sole and exclusive forum for such claim or cause of action. In addition, the Bylaws provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Listing

Our common stock is listed on the OTCQX Best Market under the symbol “REED.” We have applied to list our shares of common stock for trading on the NYSE American under the symbol “REED.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc., telephone (503) 227-2950.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the common stock and warrants being offered in this offering. The following description is subject in all respects to the provisions contained in instruments governing the applicable security.

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described in the section entitled “Description of Securities”.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

General. Each purchaser of a share of our common stock will receive a warrant to purchase one share of our common stock.

Exercisability. The warrants will be exercisable immediately and will expire five years from the date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us or the warrant agent a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of our common stock purchased upon such exercise. However, if a registration statement registering the issuance of the shares of our common stock underlying a warrant held by holder under the Securities Act is not effective or available for the issuance of such shares to such holder at the time of exercise, the holder may only exercise the warrant through a “cashless exercise,” in which case, the holder would receive upon such exercise, the net number of shares of our common stock determined according to the formula set forth in the warrant. Apart from the limited circumstance where such a registration statement is not then effective or available, the exercise price must be paid by the holder in cash in immediately available funds.

A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants (but not in excess of 9.99%). No fractional shares of common stock will be issued in connection with the exercise of a warrant.

Exercise Price. Each warrant offered hereby will have an initial exercise price per share equal to $ per share (representing % of the public offering price). The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Transferability. Subject to compliance with any applicable securities laws, the warrants are separately tradeable immediately after issuance at the option of the holders and may be transferred at the option of the holders.

Exchange Listing. We do not intend to list the warrants on the NYSE American or any other securities exchange or nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, as more fully described in the warrant, in the event of certain fundamental transactions, the holders of the warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants.

Rights as a Stockholder. Except for the right to participate in certain dividends and distributions and as otherwise provided in the warrant or by virtue of a holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

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Material U.S. Federal Income Tax Consequences of Our Common Stock and Warrants

The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock and common stock warrants offered pursuant to this prospectus. Our common stock and common stock warrants are referred to collectively herein as our “securities.” This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, the alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code, and does not address any U.S. federal non-income tax consequences such as estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, and judicial decisions all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested, and do not intend to request, a ruling from the IRS with respect to the U.S. federal income tax consequences discussed below, and there can be no assurance that the IRS or a court will agree with such tax consequences.

This discussion is limited to holders who purchase our securities offered by this prospectus and who hold our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not address any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

●	certain former citizens or long-term residents of the United States;

●	partnerships or other entities or arrangements treated as partnerships, S corporations or other pass- through entities, or disregarded entities (including hybrid entities) for U.S. federal income tax purposes (and investors therein);

●	“controlled foreign corporations” within the meaning of Section 957(a) of the Code;

●	“passive foreign investment companies” within the meaning of Section 1297(a) of the Code;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	banks, financial institutions, investment companies, insurance companies, brokers, dealers or traders in securities;

●	real estate investment trusts or regulated investment companies;

●	persons who have elected to mark securities to market;

●	tax-exempt organizations (including private foundations), governmental organizations or international organizations;

●	tax-qualified retirement plans;

●	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation;

●	persons that acquired our common stock through the exercise of warrants or conversion rights under convertible instruments, except as otherwise described herein;

●	persons who hold our common stock that constitute “qualified small business stock” under Section 1202 of the Code, or “Section 1244 stock” under Section 1244 of the Code;

●	persons who acquired our common stock in a transaction subject to the gain rollover provisions of the Code (including Section 1045 of the Code);

●	persons that own, or have owned, actually or constructively, more than 5% of our common stock;

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●	“qualified foreign pension funds” within the meaning of Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

●	persons holding our securities as part of a hedging or conversion transaction or straddle, or a constructive sale, or any other risk reduction strategy or integrated investment.

If a partnership (or an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes) holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our securities.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR SECURITIES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS AND ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a U.S. holder is any beneficial owner of our securities that is a “ United States person” and is not a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A United States person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A non-U.S. holder is a beneficial owner of our securities that is not a United States person or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Allocation of Purchase Price

For U.S. federal income tax purposes, each share of common stock and the accompanying common stock warrants issued pursuant to this offering will be treated as an “investment unit” consisting of one share of common stock and the accompanying common stock warrants to acquire our common stock. The purchase price for each investment unit will be allocated between these components in proportion to their relative fair market values at the time the unit is purchased by the holder. This allocation of the purchase price for each unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock and the accompanying common stock warrants included in each unit. The separation of the share of common stock and the accompanying common stock warrants included in a unit should not be a taxable event for U.S. federal income tax purposes. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price between the common stock and the accompanying common stock warrants.

Tax Consequences to U.S. Holders

Distributions

Since inception, we have never declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying, in the foreseeable future, any such cash dividends. However, if we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by non-corporate U.S. holders are generally taxed at long-term capital gains rates, provided certain holding period requirements are satisfied. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

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Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in our common stock, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under the section titled “—Sale or Other Disposition of Our Securities” below.

As described in the form of the common stock warrants, if we make certain distributions on our common stock, the exercise price of the warrants and the number of shares of common stock issuable upon exercise of the warrants is subject to appropriate adjustment. The taxation of such an adjustment is unclear. It is possible such an adjustment would be treated as a constructive distribution subject to the rules described in this section, although other treatments may also be possible. Under Section 305 of the Code, for example, an adjustment to (or failure to adjust) the number of shares that will be issued on the exercise of the common stock warrants, or an adjustment to (or failure to adjust) the exercise price of the warrants, may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment (or failure to adjust) has the effect of increasing such U.S. holder’s proportionate interest in our assets or earnings and profits as determined under U.S. federal income tax principles, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). You should consult your tax advisors regarding the proper tax treatment of any adjustments in respect of the common stock warrants.

Sale or Other Disposition of Our Securities

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of our securities will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held our securities for more than one year as determined for U.S. federal income tax purposes. The amount of the gain or loss will equal the difference between such U.S. holder’s tax basis in the securities disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Exercise of Common Stock Warrants

A U.S. holder generally will not recognize gain or loss on the exercise of a common stock warrant and the related receipt of common stock, except to the extent that cash is received in lieu of a fractional share of our common stock. A U.S. holder’s initial tax basis in the common stock received on exercise of a common stock warrant will be equal to the sum of (a) such U.S. holder’s tax basis in the common stock warrant plus (b) the exercise price paid by such U.S. holder on the exercise of such common stock warrant. A U.S. holder’s holding period in the common stock received on exercise of a common stock warrant generally should begin on the day after the date that such common stock warrant is exercised by such U.S. holder.

In certain circumstances, the common stock warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of common stock warrants on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a partially taxable event in respect of the portion of the common stock warrants deemed surrendered for the payment of the exercise price. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of common stock warrants on a cashless basis, including with respect to their holding period and tax basis in the common stock.

Lapse of Common Stock Warrants

Upon the lapse or expiration of a common stock warrant, a U.S. holder will recognize a loss in an amount equal to such U.S. holder’s tax basis in the common stock warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the common stock warrant is held for more than one year. The deductibility of capital losses is subject to limitations.

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Contingent Payments on the Common Stock Warrants

The common stock warrants entitle a holder to receive payments upon the occurrence of certain contingencies, including a distribution on shares of our common stock. The tax treatment of such payments, if made, is subject to substantial uncertainty, but may result in ordinary income to a U.S. holder and, in the case of distributions, likely would not be eligible for the lower tax rate applicable to certain dividends paid to non-corporate U.S. holders of shares of our common stock as described above in “–Distributions” above. U.S. holders should consult their own tax advisors as to the appropriate tax treatment of any such contingent payments that may be made to them in respect of the common stock warrants.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on our securities, and gross proceeds on the sale or other disposition of our securities, unless the U.S. holder is an exempt recipient (such as certain corporations). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number or certification of exempt status on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

If backup withholding is applied to you, you should consult with your own tax advisor to determine whether you have overpaid your U.S. federal income tax, and whether you are able to obtain a tax refund or credit of the overpaid amount.

Tax Consequences to Non-U.S. Holders

Distributions

As discussed above under “Tax Consequences to U.S. Holders – Distributions,” since inception, we have never declared or paid any cash dividends on our common stock, and we do not anticipate declaring or paying, in the foreseeable future, any such cash dividends. However, if we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Subject to the discussions below regarding effectively connected income, backup withholding, and Sections 1471 through 1474 of the Code, or FATCA, dividends paid (or constructive dividends deemed paid) to a non-U.S. holder of our securities generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form, or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or the applicable withholding agent before the payment of dividends and must be updated periodically. In the case of a non-U.S. holder that is an entity, Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of the tax treaty, dividends will be treated as paid to the entity or to those holding an interest in the entity. If the non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the financial institution or agent, which then will be required to provide certification to us or the applicable withholding agent, either directly or through other intermediaries. Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

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If a non-U.S. holder holds our securities in connection with the conduct of a trade or business in the United States, and dividends paid (or constructive dividends deemed paid) on our securities are effectively connected with such holder’s U.S. trade or business (and, if required by an applicable tax treaty, are attributable to such holder’s permanent establishment or fixed base in the United States), the non-U.S. holder will generally be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid (or constructive dividends deemed paid) on our securities generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Securities

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our securities, unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States;

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

●	our common stock constitute a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock are not regularly traded on an established securities market as defined by applicable Treasury Regulations.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We do not believe that we are, or have been, and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other disposition by a non-U.S. holder of our common stock may not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and a non-U.S. holder owns less than 5% of our common stock during the applicable period. We expect our common stock will be considered to be readily tradable on the Nasdaq Capital Market, which is an established securities market in the United States.

Special rules may apply to the determination of the 5% threshold in the case of a non-U.S. holder of warrants. Non-U.S. holders are urged to consult their tax advisors regarding the effect of holding warrants on the calculation of such 5% threshold. Non-U.S. holders should consult their tax advisors regarding the application of the regularly traded exception in respect of the common stock warrants.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our securities, but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. If we are or become a USRPHC during the period described in the third bullet point above and our common stock is not regularly traded for purposes of the relevant rules, gain arising from the sale or other taxable disposition of our common stock by a non-U.S. holder will generally be subject to U.S. federal income tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply to a corporate non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

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Exercise of Common Stock Warrants

A non-U.S. holder generally will not recognize gain or loss for U.S. federal income tax purposes on the exercise of a common stock warrant and the related receipt of common stock (except to the extent cash is received in lieu of the issuance of a fractional share of our common stock and certain other conditions are present, as discussed above under “– Tax Consequences to non-U.S. Holders – Gain on Disposition of Our Securities”). See “– Tax Consequences to U.S. Holders – Exercise of Common Stock Warrants.” However, if a cashless exercise of common stock warrants results in a taxable exchange, as described in “– Tax Consequences to U.S. Holders – Exercise of Common Stock Warrants,” the rules described above under “– Tax Consequences to non-U.S. Holders – Gain on Disposition of Our Securities” would apply.

Lapse of Common Stock Warrants

If a non-U.S. holder allows a common stock warrant to expire unexercised, such non-U.S. holder will recognize a capital loss for U.S. federal income tax purposes in an amount equal to such holder’s tax basis in the common stock warrant. See “– Tax Consequences to U.S. Holders – Lapse of Common Stock Warrants” above.

Contingent Payments on the Common Stock Warrants

As described above under the heading “– Tax Consequences to U.S. Holders – Contingent Payments on the Common Stock Warrants,” in certain circumstances, a holder of common stock warrants may receive payments upon the occurrence of certain contingencies. The tax treatment of such payments, if made, is subject to substantial uncertainty, and there is a significant risk that such payments are treated as U.S. source income that is subject to U.S. federal withholding tax at the rate of 30%. Non-U.S. holders should consult their own tax advisors as to the appropriate U.S. federal income tax treatment of any such contingent payments that may be made to them in respect of the common stock warrants, the U.S. tax characterization of such payments and the potential for any such payments being subject to a U.S. withholding tax. Any U.S. federal income tax required to be withheld on any portion of such contingent payment may be withheld from shares of our common stock, sales proceeds subsequently paid or credited, or other amounts payable or distributable to a non-U.S. Holder.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions (including constructive distributions) on our securities paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty) and regardless of whether such distributions constitute dividends. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends or the gross proceeds of a disposition of our securities provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a United States person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends (including constructive dividends) paid on our securities and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our securities. The U.S. Treasury Department has released proposed Treasury Regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a disposition of our securities. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

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UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated                    , 2025 between us and A.G.P./Alliance Global Partners (“A.G.P.”), as representative of the underwriters named below (the “Representative”), we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the shares of our common stock and accompanying warrants shown opposite its name below:

Underwriter	Number of Shares	Number of Accompanying Warrants
A.G.P./Alliance Global Partners
Roberts & Ryan, Inc.
Total	1,582,280	1,582,280

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of our common stock and accompanying warrants if any of them are purchased. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of our common stock and accompanying warrants subject to their acceptance of the shares of our common stock from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Over-Allotment Option to Purchase Additional Shares and Accompanying Warrants

We have granted to the underwriters an option, exercisable 45 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 237,342 shares of common stock and accompanying warrants from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares and accompanying warrants approximately proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

Underwriting Discount, Commission and Expenses

The underwriters have advised us that they propose to offer the shares of our common stock and accompanying warrants to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $                per share of our common stock and accompanying warrant. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $             per share of our common stock and accompanying warrant to certain brokers and dealers. After the initial offering, the Representative may change the offering price and other selling terms.

The underwriting fee is equal to the public offering price per share of common stock and accompanying warrant less the amount paid by the underwriters to us per share of common stock and accompanying warrant. The underwriting fee is $              per share and accompanying warrant. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares and accompanying warrants.

	Without Option to Purchase Additional Shares and Accompanying Warrants	With Full Option to Purchase Additional Shares and Accompanying Warrants
Per Share and Accompanying Warrant(1)	$	$
Total(1)	$	$

(1)	Does not include the proceeds from the exercise of the warrants in cash, if any.

We have agreed to reimburse the underwriters for accountable legal expenses in an amount equal to $100,000 and non-accountable expenses not to exceed $15,000. We estimate expenses payable by us in connection with this offering, other than the underwriting discounts, commissions and expenses referred to above, will be approximately $300,000.

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Lock-Up Agreements

We have agreed, subject to certain specified exceptions, not to directly or indirectly, for a period of ninety (90) days after the closing of the offering, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the company; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities. The foregoing restrictions do not apply to, among other things, and subject in certain cases to various conditions, (i) the filing of a registration statement on Form S-8 for registering an equity incentive plan, (ii) any of the Company’s issuances of shares of common stock to employees and/or consultants under the Company’s equity incentive plan, and/or (iii) commitments that exist at the time of entering the engagement agreement between the Company and the Representative, for securities to be issued in strategic transactions and/or transactions relating to the regular business activity of the Company.

Our directors, executive officers and 10% and greater stockholders will enter into lock-up agreements prior to the commencement of this offering pursuant to which each lock-up party agrees, subject to limited exceptions set forth below, not to: (i) offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (the “Lock-Up Securities”), (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Lock-Up Securities, or (iii) engage in any short selling of common stock for a period of ninety (90) days after the date of this prospectus, without the prior written consent of the Representative.

The restrictions in the immediately preceding paragraph do not apply to transfers in Lock-Up Securities, subject in certain cases to various conditions, in connection with, but not limited to, (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the offering; provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with such transactions; (b) transfers of Lock-Up Securities (i) as a bona fide gift to any member of the immediate family or to a trust for the benefit of a member of the immediate family (for purposes hereof, “immediate family” means a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister), (ii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or an immediate family member, (iii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, or (iv) as a bona fide gift to a charity or educational institution; or (c) if the holder is a corporation, partnership, limited liability company or other business entity, any transfers or distributions of Lock-Up Securities to any shareholder, other equityholder, direct or indirect affiliate (as defined therein), general or limited partner, manager or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value.

Listing

Our common stock is currently quoted on the OTCQX® Best Market under the symbol “REED.” We have applied to list our common stock under the proposed symbol “REED” on the NYSE American. No assurance can be given that our application will be approved by the NYSE American or any other national securities exchange, and we will not consummate this offering unless our common stock is approved for listing on the NYSE American or another national securities exchange. We do not intend to list the warrants on any national securities exchange or nationally recognized trading system in connection with this offering.

Market Making, Stabilization and Other Transactions

The underwriters may make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock or warrants, that you will be able to sell any of the common stock or warrants held by you at a particular time or that the prices that you receive when you sell will be favorable.

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Pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, the underwriters and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock and accompanying warrants in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock and warrants or purchasing shares of our common stock and/or warrants in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock and accompanying warrants. The underwriters must close out any naked short position by purchasing shares and/or warrants in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of our common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of our common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

Passive Market Making

The underwriters may also engage in passive market making transactions in our common stock on the NYSE American in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by any of the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

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Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, the underwriters and their respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the securities or possession or distribution of this prospectus or any other offering or publicity material relating to the securities in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriters have undertaken that they will not, directly or indirectly, offer or sell any securities or have in its possession, distribute, or publish any prospectus, form of application, advertisement, or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of securities by it will be made on the same terms.

57

LEGAL MATTERS

The validity of the shares of common stock and warrants being offered by this prospectus will be passed upon for us by Cooley LLP, Chicago, Illinois. The underwriters are being represented by Thompson Hine LLP, New York, New York.

EXPERTS

The financial statements of Reed’s Inc. as of December 31, 2024 and 2023, and for the years then ended, appearing in Reed’s Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Weinberg & Company, P.A., independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report of Weinberg & Company, P.A. pertaining to such financial statements given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act, with respect to the shares of common stock and accompanying warrants being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the information and periodic and current reporting requirements of the Exchange Act and we, in accordance therewith, file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information are available at www.sec.gov. We also maintain a website at https://investor.reedsinc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (File No. 001-32501):

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 13, 2025, and for the quarter ended September 30, 2025, filed with the SEC on November 4, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 28, 2025, February 6, 2025, March 21, 2025, April 17, 2025, June 4, 2025, July 8, 2025, September 12, 2025, September 16, 2025, September 25, 2025, September 26, 2025, October 2, 2025 and October 31, 2025 (each to the extent the information in such reports is filed and not furnished); and

●	the description of our common stock contained in Exhibit 3(vi) of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Reed’s, Inc., Attn: Corporate Secretary, 501 Merritt 7 Corporate Park, Norwalk, Connecticut 06851, telephone (800) 997-3337. You also may access these filings on our website at https://investor.reedsinc.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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1,582,280 Shares of

Common Stock

Warrants to Purchase up to 1,582,280 Shares of Common Stock

Reed’s, Inc.

PRELIMINARY PROSPECTUS

Sole-Book Running Manager

A.G.P.

Co-Manager

Roberts & Ryan

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than the underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the U.S. Securities and Exchange Commission (the “SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

Amount Paid or to be Paid
SEC registration fee	$1,588
NYSE American listing fee	$60,000
FINRA filing fee	$3,433
Printing and engraving expenses	$2,500
Legal fees and expenses	$150,000
Accounting fees and expenses	$75,000
Transfer agent and registrar fees and expenses	$2,200
Miscellaneous fees and expense	$5,279
Total	$300,000

Item 14. Indemnification of Directors and Officers.

We are subject to the laws of Delaware on corporate matters, including their indemnification provisions. Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL, as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee, or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

II-1

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

Our amended certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director. Our amended certificate of incorporation also provides discretionary indemnification for the benefit of our directors, officers and employees, to the fullest extent permitted by Delaware law, as it may be amended from time to time. Pursuant to our bylaws, we are required to indemnify our directors, officers, employees and agents, and we have the discretion to advance his or her related expenses, to the fullest extent permitted by law.

We currently provide liability insurance coverage for our directors and officers.

We enter into indemnification agreements with our executive officers and directors, which provide that we shall, subject to certain exceptions, indemnify and pay, advance or reimburse the costs of defense of such person who is made party to a proceeding by reason of their indemnified capacities. Each indemnified party agrees to repay any payment, advance or reimbursement of expenses made by us to such person if it is determined, following the final disposition of the claim, that the person is not entitled to indemnification by us with respect to a claim for which indemnification was obtained.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding all unregistered securities issued by us since January 1, 2022 through the date of this registration statement. The share information presented in this item is historical and does not give effect to the Reverse Stock Split.

a)	In January 2022, we issued 2,000 shares of common stock valued at approximately $37,000 to John J. Bello, our former chairman and interim Chief Executive Officer, and Nancy E. Bello, as Co-Trustees of The John and Nancy Bello Revocable Living Trust, as consideration for pledge of securities.

b)	In March 2022, we entered into a securities purchase agreement with certain institutional and accredited investors pursuant to which the investors agreed to purchase 371,892 shares of our common stock and warrants to purchase 185,946 shares of common stock in a private placement (including 64,963 shares of our common stock and warrants to purchase 32,482 shares of common stock to investors who were our then officers and directors). The warrants have an exercise price of $14.39 per share for a period of five years commencing six months from the closing date of March 11, 2022. The purchase price per share of common stock and associated warrant was $14.00 for certain investors and was $17.51 for investors who were officers and directors. The net proceeds to us, after deducting placement agent fees and other offering expenses, was approximately $5.0 million. Our officers and directors purchased approximately $1.1 million of the securities in this offering.

c)	In May 2022, we issued approximately $11.2 million of convertible notes payable (the “Original Notes”) to entities affiliated with Whitebox Advisors LLC (“Whitebox”). The Original Notes bear interest at 10% per annum (with 5% per annum payable in cash and 5% per annum payable in kind (“PIK”) by adding such PIK interest to the principal amount of the notes), are secured by substantially all of our assets (including all of its intellectual property) and are subject to a collateral sharing agreement with Alterna Capital, our then-existing secured lender. The Original Notes mature the earlier of September 30, 2025 or the scheduled maturity of any unsecured indebtedness incurred by us that is junior in right of payment.

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At the time of issuance of the Original Notes, we also granted the investors an option to purchase up to an additional $12.0 million aggregate principal amount of “Option Notes” (collectively with the Original Notes, the “Notes”).

During 2022, we made interest payments of $1.9 million, including the issuance of 229,871 shares of common stock valued at $1.3 million pursuant to the Notes.

During 2023, we issued 82,438 shares of our common stock valued at approximately $273,000 as inducement for a waiver under the Notes.

In October 2024, Whitebox sold and assigned its entire interest in the $10.3 million of Notes, interest added to the Original Notes of $1.1 million and the Option Notes of $6.5 million to D&D Holdings Ltd. (“D&D”), including accrued interest of $4.6 million in the aggregate amount of $22.5 million.

In November 2024, we entered into an exchange agreement with D&D, wherein outstanding principal of the Notes amounting to $17.9 million and accrued interest of $4.6 million, or an aggregate of $22.5 million, were converted into 22,478,074 shares of our common stock.

d)	In May 2023, we entered into a securities purchase agreement with D&D, as the lead investor, and certain of our affiliates pursuant to which the investors agreed to purchase an aggregate of 1,566,732 shares of common stock and warrants to purchase 313,346 shares of common stock. The purchase price was $2.585 per share with the associated warrant. The net proceeds to us, after deducting offering expenses, was approximately $4.0 million. The warrants are exercisable for a term of three years at an exercise price of $2.50 per share.

e)	During the first quarter of 2024, we received approximately $4.1 million in gross proceeds from three significant stockholders of our company pursuant to Simple Agreements for Future Equity (“SAFE”) investments. The SAFE investments were to convert into the next equity financing on the same terms and conditions as investors in our next equity financing at the lesser of $1.50 per share or the per share price in the financing.

In September 2024, as part of a securities purchase agreement described below, we issued 2,731,205 shares of common stock valued at $4.1 million upon conversion of the SAFEs.

f)	In September 2024, we entered into a securities purchase agreement with various purchasers for the issuance of 4,000,000 common shares for total consideration of $6.0 million. The various purchasers also held investment in our SAFEs as described above. In addition to the issuance of the 2,731,205 shares of common stock valued at $4.1 million upon conversion of the SAFEs described above, we issued an additional 1,268,795 common shares to D&D for consideration of $1.9 million. Subsequently, we issued and sold an additional 76,668 shares pursuant to this transaction for additional gross proceeds of approximately $115,000.

g)	In December 2024, we entered into a securities purchase agreement with accredited investors. We issued 14,705,882 shares of common stock for aggregate gross proceeds of $10 million. The price per share was $0.68.

h)	In June 2025, we entered into a securities purchase agreement with accredited investors, including D&D. We issued 3,225,806 shares of common stock for aggregate gross proceeds of $3.0 million. The price per share was $0.93.

i)	In September 2025, we entered into a securities purchase agreement with accredited investors. We issued 5,000,000 shares of common stock for aggregate proceeds of $5.0 million. The price per share was $1.00.

II-3

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. Unless otherwise specified above, we believe these transactions were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act (and Regulation D or Regulation S promulgated thereunder) or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or under benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

The exhibits listed below are filed as part of this registration statement.

Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement					X
3.1	Certificate of Incorporation of Reed’s, Inc., as amended through February 5, 2025	10-K	001-32501	3(i)	3/28/2025
3.2	Certificate of Amendment of the Certificate of Incorporation of Reed’s, Inc., effective October 31, 2025.	8-K	001-32501	3.1	10/31/2025
3.3	Amended and Restated Bylaws of Reed’s, Inc., as amended through February 1, 2025	10-K	001-32501	3(ii)	3/28/2025
3.4	Amendment to Amended and Restated Bylaws of Reed’s, Inc., dated as of September 25, 2025.	8-K	001-32501	3.1	9/25/2025
3.5	Form of Second Amended and Restated Bylaws of Reed’s Inc., to be effective upon the listing of our common stock on the NYSE American LLC.	S-1	333-291443	3.5	11/12/2025
4.1	Form of Warrant, to Raptor / Harbor Reed’s SPV LLC, issued on December 11, 2020	10-K	001-32501	4.1	3/30/2021
4.2	Form of Warrant to Union Square Park Partners, LP, issued on March 11, 2022	8-K	001-32501	4.1	3/21/2022
4.3	Form of Warrant 2022 PIPE, issued on March 11, 2022	8-K	001-32501	4.1	3/14/2022
4.4	Form of Secured Convertible Promissory Note, issued on May 9, 2022	8-K	001-32501	4.1	5/10/2022

II-4

Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.5	Form of Warrant, issued on May 25, 2023	8-K	001-32501	4.1	5/31/2023
4.6*	Form of Warrant Agreement.
4.7	Form of Warrant					X
4.8	Form of Common Stock Certificate.	S-1	333-291443	4.6	11/12/2025
5.1	Opinion of Cooley LLP					X
10.1+	Form of Reed’s Inc. Indemnification Agreement	10-K	001-32501	10.1	4/1/2024
10.2+	Reed’s Inc. 2020 Equity Incentive Plan, as amended December 30, 2021	10-K	001-32501	10.2	4/1/2024
10.3+	Reed’s Inc. 2024 Inducement Plan	10-K	001-32501	10.3	4/1/2024
10.4+	Employment Agreement by and between Reed’s Inc. and Douglas W. McCurdy dated January 31, 2025	10-K	001-32501	10.4	3/28/2025
10.5+	Amended and Restated Employment Agreement by and between Reed’s Inc. and Norman E. Snyder, Jr. dated June 24, 2020	10-K	001-32501	10.22	4/15/2022
10.6	Lease by and between Merritt 7 Venture LLC and Reed’s Inc. dated May 10, 2024	10-Q	001-32501	10.2	8/13/2024
10.7	Form of Securities Purchase Agreement by and among Reed’s Inc, and certain investors dated March 10, 2022	8-K	001-32501	10.1	3/14/2022
10.8	Form of Registration Rights Agreement by and among Reed’s Inc, and certain investors dated March 10, 2022	8-K	001-32501	10.2	3/14/2022
10.9	Registration Rights Agreement by and between Reed’s Inc. and purchasers dated May 9, 2022	8-K	001-32501	10.2	5/10/2022

II-5

Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.10	Securities Purchase Agreement by and between Reed’s Inc. and D&D Source of Life Holding Ltd. and certain other investors, dated May 25, 2023	8-K	001-32501	10.1	5/31/2023
10.11	Shareholders Agreement by and between Reed’s Inc. and D&D Source of Life Holding Ltd., dated May 25, 2023	8-K	001-32501	10.2	5/31/2023
10.12	Amendment to Shareholders Agreement by and between Reed’s Inc. and D&D Source of Life Holding Ltd., dated January 24, 2025	8-K	001-32501	10.1	1/28/2025
10.13	Board Observer Agreement by and between Reed’s Inc. and D&D Source of Life Holding Ltd., dated January 24, 2025	8-K	001-32501	10.2	1/28/2025
10.14	Registration Rights Agreement by and between Reed’s Inc., and D&D Source of Life Holdings Ltd. and certain other investors, dated May 25, 2023	8-K	001-32501	10.3	5/31/2023
10.15	Securities Purchase Agreement by and between Reed’s Inc. and certain investors, dated December 30, 2024	8-K	001-32501	10.1	1/6/2025
10.16	Registration Rights Agreement by and between Reed’s Inc. and certain investors, dated December 30, 2024	8-K	001-32501	10.2	1/6/2025
10.17	Senior Secured Loan and Security Agreement among Reed’s Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated November 14, 2024	8-K	001-32501	10.1	11/19/2024
10.18	Grant of Security Interest in Copyright Rights by Reed’s Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024	8-K	001-32501	10.3	11/19/2024

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Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.19	Grant of Security Interest in Patent Rights by Reed’s Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024	8-K	001-32501	10.4	11/19/2024
10.20	Grant of Security Interest in Trademark Rights by Reed’s Inc. in favor of Cantor Fitzgerald Securities, as collateral agent, dated November 14, 2024	8-K	001-32501	10.5	11/19/2024
10.21	Subordination Agreement by and among Reed’s Inc., Wilmington Savings Fund society, FSB, as holder representative and collateral agent, D&D Source of Life Holding Ltd. and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated November 14, 2024	8-K	001-32501	10.6	11/19/2024
10.22	Pledge Agreement by Reed’s Inc. in favor of Cantor Fitzgerald Securities, in its capacity as collateral agent, dated November 14, 2024	8-K	001-32501	10.7	11/19/2024
10.23	Exchange Agreement by and between Reed’s Inc. and D&D Source of Life Holding Ltd., dated November 18, 2024	8-K	001-32501	10.8	11/19/2024
10.24	Option Exercise and Sixth Amendment to the 10% Secured Convertible Notes by and between Reed’s Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent, dated August 1, 2024	10-Q	001-32501	10.1	8/13/2024
10.25	Securities Purchase Agreement by and between Reed’s Inc. and investors, dated September 9, 2024	8-K	001-32501	10.1	9/13/2024
10.26	Registration Rights Agreement by and between Reed’s Inc. and investors, dated September 9, 2024	8-K	001-32501	10.2	9/13/2024
10.27	Limited Waiver and Deferral Agreement by and between Reed’s Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent, dated May 17, 2024	10-Q	001-32501	10.3	5/20/2024

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Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.28	Amendment to Limited Waiver, Deferral, and Amendment and Restatement Agreement by and between Reed’s Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent, dated April 1, 2024	8-K/A	001-32501	10.1	4/3/2024
10.29	Limited Waiver, Deferral, and Amendment and Restatement Agreement by and between Reed’s Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent, dated February 12, 2024	8-K	001-32501	10.3	2/13/2024
10.30+	Retirement, Transition and Separation Agreement by and between Reed’s, Inc. and Norman E. Snyder, Jr. dated April 14, 2025	8-K	001-32501	10.1	4/17/2025
10.31+	Executive Employment Agreement by and between Reed’s, Inc. and Cyril Wallace dated April 16, 2025	8-K	001-32501	10.2	4/17/2025
10.32+	Form of Indemnification Agreement, which is incorporated by reference to Exhibit 10.1 to Form 10-K as filed with the SEC April 1, 2024.	8-K	001-32501	10.3	4/17/2025
10.33+	Form of Employee Confidentiality and Proprietary Rights Agreement	8-K	001-32501	10.4	4/17/2025
10.34	Form of Securities Purchase Agreement by and between Reed’s, Inc. and certain accredited investors dated May 28, 2025.	10-Q	001-32501	10.4	8/13/25
10.35	Form of Registration Rights Agreement by and between Reed’s, Inc. and certain accredited investors dated May 28, 2025.	10-Q	001-32501	10.4	8/13/25

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Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.36	Form of Securities Purchase Agreement, dated as of September 12, 2025, by and between Reed’s, Inc. and certain accredited investors.	8-K	001-32501	10.1	9/16/2025
10.37	Form of Registration Rights Agreement, dated as of September 12, 2025, by and between Reed’s, Inc. and certain accredited investors.	8-K	001-32501	10.1	9/16/2025
10.38	Amendment No. 1 to Senior Secured Loan and Security Agreement among Reed’s, Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent, dated September 26, 2025	8-K	001-32501	10.1	9/26/2025
14	Code of Ethics	10-K	001-32501	14	4/1/2024
21.1	Subsidiaries of Reed’s Inc.	10-K	001-32501	21	3/28/2025
23.1	Consent of Weinberg & Co., PA., Independent Registered Public Accounting Firm					X
23.2	Consent of Cooley LLP (included in Exhibit 5.1)					X
23.3	Power of Attorney (included on the signature page)	S-1	333-291443	23.3	11/12/2025
107	Filing Fee Table					X

*	To be filed by amendment.
+	Indicates management contract or compensatory plan.

(b)	Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(a)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on the 2nd day of December, 2025.

REED’S, INC.

By:	/s/ Cyril A. Wallace, Jr.
Name:	Cyril A. Wallace, Jr.
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cyril A. Wallace, Jr.	Chief Executive Officer and Director	December 2, 2025
Cyril A. Wallace, Jr.	(Principal Executive Officer)

/s/ Douglas W. McCurdy	Chief Financial Officer	December 2, 2025
Douglas W. McCurdy	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Chairperson of the Board of Directors	December 2, 2025
Shufen Deng

/s/ *	Director	December 2, 2025
Sam Van

/s/ *	Director	December 2, 2025
Rudolf Bakker

/s/ *	Director	December 2, 2025
Michael C. Tu

*By:	/s/ Douglas W. McCurdy
Douglas W. McCurdy
Attorney-in-Fact

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